Filed Pursuant to Rule 424(b)(3)
Registration No. 333-286647

PROXY STATEMENT FOR SPECIAL MEETING OF

SHAREHOLDERS OF

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

PROSPECTUS FOR 237,432 SHARES OF COMMON STOCK OF

LIFELOC TECHNOLOGIES, INC.

Dear ELST Shareholders:

You are being asked to consider and vote upon a proposed merger (the “Merger”) between Lifeloc Technologies, Inc. (“Lifeloc”) and Electronic Systems Technology, Inc. (“ELST”), pursuant to the Agreement and Plan of Merger, dated October 9, 2025 (the “Merger Agreement”), by and among Lifeloc and ELST. The Merger Agreement provides that, upon completion of the Merger, ELST will become a wholly owned subsidiary of Lifeloc, and ELST shareholders will receive shares of Lifeloc common stock as Merger consideration.

This document constitutes a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) and contains important information regarding the Merger and related matters. The Proxy Statement/Prospectus has been prepared in connection with:

•	The solicitation of proxies by the ELST board of directors for use at a special meeting of ELST shareholders to consider and vote upon approval of the Merger Agreement and the transactions contemplated thereby; and
•	The registration by Lifeloc of the shares of its common stock to be issued to ELST shareholders in connection with the Merger, as set forth in the registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”).

After a thorough evaluation, the ELST board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that shareholders vote FOR the approval of the Merger Agreement. In reaching this determination, the board engaged in a detailed and robust review process, which included:

•	Careful consideration of the relative businesses, financial conditions, and prospects of ELST and Lifeloc;
•	Analysis of the relative values of each company’s assets, revenues, and recent investment activities, including recognition of Lifeloc’s significant research and development expenditures in recent years;
•	Review of strategic alternatives available to ELST and assessment of the potential risks and benefits of remaining independent versus pursuing the proposed transaction; and
•	Consideration of the structure and terms of the Merger Agreement, including the protections provided for ELST shareholders.

Based on this comprehensive review, the ELST board concluded that the Merger is in the best interests of ELST and its shareholders.

The enclosed Proxy Statement/Prospectus describes the proposed Merger and related transactions in detail and provides more information about Lifeloc and ELST and other important information to assist you in making your decision. We urge you to read the Proxy Statement/Prospectus carefully in its entirety, including the section titled “Risk Factors,” which begins on page 10 and discusses certain risks associated with the Merger and with ownership of Lifeloc common stock following the Merger.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting in person, we encourage you to complete, sign, date, and return your proxy card promptly, or submit your proxy by telephone or internet, to ensure that your shares are represented at the meeting. On behalf of the board of directors, we thank you for your continued support.

Sincerely,

/s/ Daniel M. Tolley

Daniel M. Tolley

President

Electronic Systems Technology, Inc.

This proxy statement/prospectus is dated December 29, 2025, and is first being mailed to our shareholders on or about December 30, 2025.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

NOTICE TO SHAREHOLDERS

OF

SPECIAL SHAREHOLDERS MEETING

TO: Shareholders of Electronic Systems Technology, Inc.

Notice is hereby given that a Special Meeting of Shareholders of Electronic Systems Technology, Inc. (“ELST”) will be held at 9 a.m. on Monday, February 9, 2026, at ELST’s headquarters located at 415 N. Roosevelt St, STE. B1, Kennewick, Washington, for the following purposes:

I.  To consider and vote upon the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 9, 2025, between ELST and Lifeloc Technologies, Inc., a Colorado corporation (“Parent”).

II. To act upon such other matters as may properly come before the meeting.

The close of business on December 11, 2025 is the record date for the determination of shareholders entitled to vote at the meeting or any adjournment, postponement or rescheduling thereof.

DATED: December 29, 2025

By Order of the Board of Directors

Michael W. Eller

Chief Financial Officer

ABOUT THIS PROSPECTUS

This document forms a part of a registration statement on Form S-4 (Registration No. 333-286647) filed by Lifeloc with the U.S. Securities and Exchange Commission (the “SEC”) to register under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the issuance of shares of Lifeloc common stock to the ELST shareholders pursuant to the Merger Agreement. It constitutes:

•	a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and a notice of meeting and action to be provided to the ELST shareholders in connection with the Special Meeting at which ELST shareholders will consider and vote on each of the Proposals to give effect to the transactions contemplated by the Merger Agreement; and
•	a prospectus of Lifeloc under the Securities Act to be provided to the ELST shareholders with respect to the shares of Lifeloc common stock to be issued to ELST shareholders in the Merger.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

ELST has supplied all information contained in or incorporated by reference into this document relating to ELST. Lifeloc has supplied all information contained in or incorporated by reference into this document relating to Lifeloc. ELST and Lifeloc have both contributed information relating to the proposed transactions.

As permitted by SEC rules, this document does not contain all of the information that you can find in the registration statement or its exhibits. For further information pertaining to Lifeloc and the shares of Lifeloc common stock to be issued in connection with the proposed transactions, reference is made to that registration statement and its exhibits. Each statement contained in this document is qualified in its entirety by reference to the underlying documents. You are encouraged to read the entire registration statement. You may obtain copies of the registration statement, including documents incorporated by reference into the registration statement (and any amendments to those documents) by following the instructions under “Where You Can Find More Information.”

References in this prospectus to “Lifeloc,” “we,” “our,” and “us,” refer to Lifeloc Technologies, Inc. Lifeloc®, Easycal®, Phoenix® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc. Sentinel™ is a trademark of Lifeloc Technologies; SpinDx™ is a trademark of Sandia Corporation. This report may also contain trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any applicable prospectus supplement, any accompanying post-effective amendment and the documents incorporated by reference herein and therein are forward-looking statements within the meaning of the federal securities laws and involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of Lifeloc and ELST to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to,

• our strategies,

• expectations about new and existing products,

• market demand,

• acceptance of new and existing products,

• technologies and opportunities,

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• market size and growth, and

• return on investments in products and market,

• the ability of Lifeloc and ELST to execute and integrate acquisitions as well as other statements regarding our future operations, financial condition and prospects, and business strategies. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology.

More information on potential factors that could affect Lifeloc and ELST’s financial results is included from time to time in Lifeloc’s public reports filed with the Securities and Exchange Commission, including Lifeloc’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to Lifeloc as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, any accompanying post-effective amendment and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any applicable prospectus supplement any accompanying post-effective amendment and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

INCORPORATION BY REFERENCE

The SEC allows Lifeloc to “incorporate by reference” into this prospectus important business and financial information about Lifeloc that is not included in or delivered with this prospectus. This means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information that is superseded by information contained directly in this document or in later incorporated documents.

We incorporate by reference into this prospectus the following documents that we have filed with the SEC (File No. 000-54319):

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025.
  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025, for the fiscal quarter ended June 30, 2025, filed with the SEC on August 11, 2025, and for the fiscal quarter ended September 30, 2025, filed with the SEC on November 12, 2025.
  Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, June 6, 2025, September 2, 2025 and October 15, 2025 (other than information furnished under Items 2.02 or 7.01, or exhibits furnished in connection with such Items, which are not deemed filed).

We also incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of securities described herein. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference into this prospectus, shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is also incorporated or deemed to be incorporated by reference modifies or supersedes such statement.

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WHERE YOU CAN FIND MORE INFORMATION

You may obtain copies of the documents incorporated by reference, at no cost, by writing or telephoning at:

Lifeloc Technologies, Inc 12441 West 49TH Ave Unit #4 Wheat Ridge, CO, 80033 Attn: Wayne Willkomm, PhD 303-431-9500	Electronic Systems Technology, Inc. 415 N. Roosevelt St., STE B1 Kennewick, Washington 99336 Attn: Dan Tolley 509-735-9092

If you would like to request any of the Lifeloc documents that are incorporated by reference into this proxy statement/prospectus, please do so by January 30, 2026, in order to receive them before the Meeting.

NEITHER LIFELOC NOR ELST HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE PROPOSED TRANSACTIONS OR ABOUT LIFELOC OR ELST THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS DOCUMENT OR THE DOCUMENTS THAT LIFELOC PUBLICLY FILES WITH THE SEC. THEREFORE, NEITHER LIFELOC NOR ELST TAKES RESPONSIBILITY FOR, NOR CAN PROVIDE ASSURANCES AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. IF YOU ARE IN A JURISDICTION WHERE SOLICITATIONS OF A PROXY ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE SOLICITATION PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF SUCH DOCUMENT. ANY STATEMENT CONTAINED IN THIS DOCUMENT OR IN ANY DOCUMENT INCORPORATED INTO THIS DOCUMENT BY REFERENCE AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT REFERRED TO IN THIS DOCUMENT OR IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS DOCUMENT ARE NOT NECESSARILY COMPLETE AND, IN EACH INSTANCE, REFERENCE IS MADE TO THE COPY OF THE APPLICABLE CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OR OTHERWISE FILED WITH THE SEC. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS DOCUMENT WILL BE DEEMED TO BE MODIFIED OR SUPERSEDED TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS DOCUMENT MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED WILL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS DOCUMENT. NEITHER THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS OF ELST, NOR THE TAKING OF ANY ACTIONS CONTEMPLATED HEREBY BY ELST AT ANY TIME WILL CREATE ANY IMPLICATION TO THE CONTRARY.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the sections titled “Risk Factors,” “Background of the Merger,” and the Merger Agreement attached as Annex A, before making your voting decision.

The Parties

Lifeloc Technologies, Inc. (“Lifeloc” or “Parent”)

•	Colorado corporation
•	Mailing address and telephone number: 12441 West 49th Ave Unit #4, Wheat Ridge, CO, 80033, and 303-431-9500.
•	Developer and manufacturer of alcohol and drug testing products.
•	Shares of common stock of Lifeloc are quoted on the OTC Markets OTCID under the symbol LCTC.

Electronic Systems Technology, Inc. (“ELST”)

•	Washington corporation
•	Mailing address and telephone number: 415 N. Roosevelt St., STE B1, Kennewick, Washington, 99336, and 509-735-9092
•	Designs, manufactures, and markets wireless data communications products.

Merger Sub

•	Wholly owned Colorado subsidiary of Lifeloc, to be formed by Lifeloc solely to complete the Merger.
•	Mailing address and telephone number: 12441 West 49th Ave Unit #4, Wheat Ridge, CO, 80033, and 303-431-9500.

The Merger

•	Structure: Merger Sub will merge with and into ELST; Merger Sub will survive as a wholly owned subsidiary of Lifeloc.
•	Merger Consideration: Each outstanding share of ELST common stock (other than dissenting shares and shares held by Lifeloc, ELST, or their subsidiaries) will be converted into 0.048 shares of Lifeloc common stock.
•	Fractional Shares: No fractional shares will be issued; cash will be paid in lieu of fractional shares based on the last sale price of Lifeloc common stock on the trading day prior to the date of the Merger Agreement.
•	Stock Options: Outstanding ELST stock options will be assumed by Lifeloc and adjusted based on the exchange ratio.

Shareholder Approvals Required

•         ELST Shareholders: Approval of at least 75% of the outstanding ELST common stock.

•	38.1% of the outstanding shares of common stock of ELST is held by officers, directors and their affiliates.

Board Recommendations

•	ELST Board of Directors: Unanimously approved the Merger Agreement and recommends shareholders vote FOR approval.
•	Procedural Safeguards: Interested directors recused; separate counsel used.

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Reasons for the Merger

•	Strategic fit of distribution capabilities.
•	Relative valuation: Lifeloc FY 2024 revenue ≈ $8.54M vs. ELST FY 2024 revenue ≈ $1.17M.
•	Liquidity: ELST shareholders to hold stock in a larger company.
•	No “deal protections”: Agreement contains no termination fees, no-shop, or matching rights, allowing consideration of superior proposals.

Related-Party Considerations

•	Several directors serve on both ELST and Lifeloc boards.
•	Certain significant shareholders hold equity in both companies.
•	These overlaps may create actual or perceived conflicts of interest.

Conditions to Closing

•	Effectiveness of the Form S-4 Registration Statement.
•	Required shareholder approvals.
•	Receipt of governmental approvals and absence of injunctions.
•	Accuracy of representations and compliance with covenants.

Dissenters’ Rights

•	ELST shareholders may have dissenters’ rights under the Washington Business Corporation Act.
•	To exercise:
o	Deliver written notice of intent before the vote.
o	Do not vote “FOR” the Merger.
o	Comply with additional statutory requirements.
•	Payment will be for “fair value” as determined under Washington law.

Material Differences Between Rights of Shareholders of Lifeloc and Rights of Shareholders of ELST

•	Upon the consummation of the Merger, shareholders of ELST receiving shares of Lifeloc Common Stock will become shareholders of Lifeloc, and their rights will be governed by Colorado law and the governing corporate documents of Lifeloc in effect at the Effective Time.
•	Shareholders of ELST will have different rights once they become shareholders of Lifeloc due to differences between the governing corporate documents of Lifeloc and ELST, as further described in the section titled “Comparison of Shareholders’ Rights” beginning on page 19 of this proxy statement/prospectus.

U.S. Federal Income Tax Consequences

•	Intended to qualify as a tax-free reorganization under Section 368(a) of the Code.
•	Generally, no gain or loss recognized by ELST shareholders except for:
o	Cash received in lieu of fractional shares, or
o	Other cash received.
•	No IRS ruling sought; shareholders should consult their own tax advisors.

Accounting Treatment

•         The Merger will be accounted for using the acquisition method of accounting in accordance with ASC 805—Business Combinations, which we refer to as “ASC 805.”

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Risks

•	Integration challenges may prevent achieving expected synergies.
•	Related-party nature of the Merger could attract scrutiny.
•	No deal-protection provisions increase closing risk.
•	Combined company may face increased costs as a larger reporting company.
•	Lifeloc stock price may be volatile; additional financings may dilute shareholders.

See also the Risk Factors regarding Lifeloc disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated by reference herein.

Comparative Market Value of Securities

The following table sets forth, in comparative columnar form, the market value per share of Lifeloc common stock and ELST common stock as of October 10, 2025, the last trading day before the public announcement of the Merger Agreement:

Company	Market Value Per Share
Lifeloc Technologies, Inc.	$3.16 (closing price on OTCID)
ELST	Not applicable (no public market)

Since ELST is a privately held corporation, and its equity securities are not traded on any established public trading market, no historical market price per share is available.

Governance following the Merger

Following the Merger, the directors and officers of Lifeloc will remain unchanged.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Questions about the Merger

Q:	Why am I receiving this proxy statement/prospectus?

A:	You are receiving this document because you are a shareholder of Electronic Systems Technology, Inc. (“ELST”). It provides information about the proposed merger of ELST with a subsidiary of Lifeloc Technologies, Inc. (“Lifeloc”) and asks for your vote to approve the Agreement and Plan of Merger.

Q:	What will happen in the Merger?

A:	A wholly owned subsidiary to be formed by Lifeloc will merge with and into ELST. ELST will survive as a wholly owned subsidiary of Lifeloc.

Q:	What will I receive if the Merger is completed?

A:	Each share of ELST common stock you own will be converted into the right to receive 0.048 shares of Lifeloc common stock. You will also receive cash in lieu of any fractional shares.

Q:	What will happen to my ELST stock options?

A:	At the effective time of the Merger, outstanding ELST stock options will be assumed by Lifeloc and converted into options to purchase Lifeloc common stock, adjusted based on the exchange ratio.

Q:	What vote is required to approve the Merger?

A:	Approval of the Merger requires the affirmative vote of holders of at least 75% of the outstanding shares of ELST common stock.

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Q:	What does the ELST board of directors recommend?

A: The ELST board unanimously recommends that shareholders vote FOR approval of the Merger Agreement.

Q:	Are there any potential conflicts of interest?

A:	Yes. Several directors serve on the boards of both ELST and Lifeloc, and certain shareholders hold significant stakes in both companies. These overlaps may create actual or perceived conflicts of interest. The boards addressed this by recusing interested directors and engaging separate counsel.

Q:	Do I have dissenters’ rights?

A: Yes. Under Washington law, if you follow all required procedures, you may demand payment of the “fair value” of your shares instead of receiving Merger consideration. To do this, you must: (1) deliver written notice of intent before the vote, (2) not vote “FOR” the Merger, and (3) comply with additional statutory requirements.

Q:	What are the U.S. federal income tax consequences of the Merger?

A:	The parties intend for the Merger to qualify as a tax-free “reorganization” under Section 368(a) of the Internal Revenue Code. If it qualifies, you generally will not recognize gain or loss when you exchange your ELST stock for Lifeloc stock, except for taxable gain on any cash received (including in lieu of fractional shares). Because no IRS ruling is being sought, you should consult your tax advisor.

Q:	What are the risks of the Merger?

A:	Important risks include the possibility that anticipated synergies may not be realized, that integrating ELST and Lifeloc may be more difficult than expected, and that the related-party nature of the Merger could attract scrutiny. In addition, Lifeloc’s stock price may be volatile, and the combined company may face increased compliance costs. Please read the section titled “Risk Factors.”

Q:	When do you expect the Merger to be completed?

A: The Merger will be completed as soon as practicable after all conditions are satisfied or waived, including shareholder approvals and regulatory clearances.

Q:	What happens if the Merger is not completed?

A: If the Merger is not completed, ELST will remain an independent company. ELST will have incurred significant expenses related to the Merger and will not realize the anticipated strategic or financial benefits.

Q:	Who can help answer my questions?

A: If you have questions about the Merger or how to vote your shares, please contact ELST’s corporate offices at:

Electronic Systems Technology, Inc.
415 N. Roosevelt St., STE B1
Kennewick, WA 99336
509-735-9092

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Questions about the Meeting and Proxy

Q:	What is the Proxy?

A:	The Proxy enables you to appoint Michael Eller as your representative at the Special Meeting. By completing and returning the Proxy, you are authorizing Michael Eller to vote your Shares at the Special Meeting as you have instructed on the Proxy. This way your Shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete and return your Proxy before the date of the Special Meeting just in case your plans change.

Q:	What happens if you do not indicate how your Shares are to be voted?

A:	If you submit your executed Proxy designating Michael Eller as the individual authorized to vote your Shares, but you do not indicate how your Shares are to be voted, then your Shares will be voted by Michael Eller in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Special Meeting (other than the proposals contained in this Proxy Statement), then Michael Eller will have the authority to vote your Shares on those other matters in accordance with his discretion and judgment. The Board currently does not know of any matters to be raised at the Special Meeting other than the proposals contained in this Proxy Statement.

Q:	Who can vote at the Meeting?

A:	Registered shareholders who own our Shares on December 11, 2025 (the “Record Date”) may attend and vote at the Special Meeting. Each Share is entitled to one vote. If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Special Meeting unless you receive a Proxy from the broker or the nominee.

You are entitled to attend the Special Meeting only if you are a shareholder of record or a beneficial owner as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admission to the Special Meeting. Note that even if you attend the Special Meeting, you cannot vote the Shares that are held by your nominee unless you have a Proxy from your nominee.

Q:	What am I voting on?

A:	We are asking you to vote for the approval of the Agreement and Plan of Merger by and between ELST and Lifeloc Technologies, Inc.

Q:	How do I vote?

A:	Registered shareholders may vote in person at the Special Meeting, by mail, by phone, or on the Internet.

Voting by Mail.  Complete, date, sign and mail the Proxy in the enclosed postage pre-paid envelope.  If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct.  Please see the Proxy for voting instructions. In order for your Proxy to be validly submitted and for your Shares to be voted in accordance with your instructions, we must receive your mailed proxy card by 11:59 P.M. on February 8, 2026.

Voting in Person.  If you attend the Special Meeting, you may vote when instructed at the Special Meeting.  However, if you hold your Shares in street name (that is, through a broker/dealer or other nominee), you will need to bring to the Special Meeting a Proxy delivered to you by such nominee reflecting your Share ownership as of the Record Date.

If you own your Shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the recordholder to see which voting methods are available.

Your vote is very important to us. If you do not plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your completed Proxy prior to the Special Meeting in accordance with the above instructions so that your Shares will be represented and voted in accordance with your instructions.

Even if you plan to attend the Special Meeting in person, we recommend that you vote your Shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

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Q:	What does it mean if I receive more than one Proxy?

A:	It means that you hold Shares in multiple accounts. Please complete and return all Proxies to ensure that all your Shares are voted in accordance with your instructions.

Q:	Will my Shares be voted if I do not sign and return my Proxy?

A:	If your Shares are registered in your name, they will not be voted unless you submit your Proxy or vote in person at the Special Meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions.

Q:	Who will count the votes?

A:	Agents of ELST will tabulate the Proxies. Additionally, votes cast by shareholders voting in person at the Special Meeting are tabulated by a person who is appointed by the Board before the Special Meeting.

Q:	What is the effect of “abstaining”?

A:	If you abstain, your Shares will be counted as present at the Special Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Q:	How are votes counted?

A:	You may vote “For” or “Against” or “Abstain” on the proposal outlined in this Proxy Statement. If you abstain from voting on a proposal, it will have the practical effect of voting against the proposal.

If you sign and return your Proxy without voting instructions, your Shares will be counted as a “For” vote in favor of each proposal.

Q:	Could other matters be discussed at the Meeting?

A:	We do not know of any other matters to be brought before the Special Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Special Meeting for consideration, the person named in the Proxy will have the discretion to vote on those matters on your behalf.

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RISK FACTORS

In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the following risk factors in evaluating the Merger and the proposals described herein. The risks described below are not the only ones applicable to ELST, Lifeloc and the Merger Sub. Additional risks not presently known to ELST, Lifeloc and the Merger Sub or that ELST, Lifeloc and the Merger Sub currently deems immaterial may also impair the combined company’s business or the value of the Merger consideration.

If any of the events described below occur, the business, financial condition, or results of operations of the combined company could be materially and adversely affected, which could in turn materially reduce the value of the common stock you receive in the Merger.

See also the Risk Factors regarding Lifeloc disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated by reference herein, for additional risks related to Lifeloc’s business, industry and common stock.

Risks Relating to the Merger

The Merger may not achieve its intended strategic benefits. There is no assurance that the anticipated market expansion, product development opportunities, or operational efficiencies will be realized. Market conditions, competitive pressures, or unanticipated changes in customer demand could limit or negate the strategic benefits of the transaction.

The relative valuation of the companies in the Merger is based on multiple considerations that may not be predictive of future performance. In determining the Merger consideration, the Board considered the relative revenue, asset base, and technical capabilities of ELST and Lifeloc, particularly in light of Lifeloc’s significant research and development expenditures in recent years. These considerations may not translate into future profitability, and the combined company’s performance could differ materially from expectations.

Integration of the two companies may be more difficult, costly, or time-consuming than expected. Combining the businesses of ELST and Lifeloc will involve operational, cultural, and technological integration. The process may require significant time and resources, and the anticipated benefits and synergies may not be realized within the expected timeframe or at all. Integration challenges could disrupt ongoing operations, divert management’s attention, and result in unanticipated costs.

If the Merger is not completed, ELST will have incurred significant expenses without realizing the anticipated benefits. The Company has incurred and will continue to incur substantial expenses in connection with the Merger, including legal, accounting, and other transaction-related costs. If the Merger is not completed, ELST will not realize the anticipated strategic or financial benefits of the transaction, and its business and share price could be adversely affected.

The Merger is a related-party transaction, which may create actual or perceived conflicts of interest. Several members of the boards of directors of ELST and Lifeloc serve on the boards of both companies, and certain significant shareholders hold equity in both companies. Although ELST’s Board implemented procedural safeguards, including the recusal of interested directors and the use of separate legal counsel, these overlapping relationships may create the perception that the transaction was not negotiated at arm’s length. Such perceptions could lead to negative shareholder sentiment, potential claims, or increased regulatory scrutiny.

Because we did not obtain a fairness opinion from an independent financial advisor, you will not have the benefit of an outside opinion that the exchange ratio is fair from a financial point of view. In evaluating and approving the Merger Agreement and the transactions contemplated by it, the Board of Directors of ELST did not obtain a fairness opinion from an independent financial advisor. While the Board considered obtaining such an opinion, it determined that the cost — estimated to exceed $100,000 — would be prohibitive in light of ELST’s limited cash resources and could materially impair ongoing operations. Instead, the Board conducted its own review of financial and market data, historical trading prices and volumes for both companies’ common stock, and the strategic rationale for the Merger. Although the Board concluded the Merger is fair from a financial point of view to ELST shareholders, without an independent fairness opinion you must rely solely on the judgment of our Board and the internal analyses it conducted in reaching its conclusion. There can be no assurance that an independent advisor would have reached the same conclusion.

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Uncertainty as to U.S. Federal Income Tax Treatment of the Merger Could Adversely Affect the Value of the Merger Consideration to Our Shareholders. We intend for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. However, neither we nor our counsel are providing any opinion to that effect, and we will not seek a ruling from the Internal Revenue Service (“IRS”). As a result, there can be no assurance that the IRS will agree with our position or that a court would sustain it if challenged. If the Merger were determined not to qualify as a reorganization, a U.S. holder of our common stock could be required to recognize taxable gain (or loss) for U.S. federal income tax purposes upon the exchange of shares in the Merger, which could result in a material tax liability. In addition, the actual tax consequences of the Merger to any shareholder will depend on the shareholder’s individual circumstances, and may be affected by state, local, or foreign tax laws. Shareholders are urged to consult their own tax advisors regarding the tax consequences of the Merger to them.

The Merger Agreement does not contain customary deal-protection provisions, which may result in delay, uncertainty, or the loss of the transaction. The Merger Agreement does not contain provisions such as termination fees, “no-shop” clauses, or matching rights, and allows for a lengthy period between signing and closing. While this structure preserves the Board’s ability to consider superior proposals, it also increases the risk that the transaction will not close, that a competing offer may arise late in the process, or that protracted uncertainty will adversely affect the operations of one or both companies.

Risks Relating to the Combined Company After the Merger

The combined company will incur increased costs as a larger reporting company. The combined company will be subject to ongoing reporting requirements and corporate governance obligations, which may result in increased legal, accounting, and compliance costs.

Future capital needs may require the issuance of additional securities, which could dilute existing shareholders. If the combined company requires additional financing to support its operations or growth initiatives, it may issue equity or equity-linked securities, which could dilute the ownership interest of existing shareholders.

The market price of the combined company’s common stock may be volatile. The market price of the combined company’s common stock may fluctuate significantly due to factors such as quarterly variations in operating results, announcements of material events, market conditions, or changes in analyst coverage. Volatility could result in the loss of some or all of your investment.

The combined company may be unable to protect its intellectual property or may be subject to claims of infringement. The combined company’s success will depend in part on its ability to protect its proprietary technologies. It may face challenges in securing and enforcing intellectual property rights or defending against claims that its products infringe third-party rights.

Economic and industry conditions may adversely affect the combined company’s business. General economic conditions, including inflation, interest rate changes, and supply chain disruptions, as well as industry-specific conditions, could have a material adverse effect on the combined company’s business and results of operations.

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BACKGROUND OF THE MERGER

During the first quarter of 2025, the Board of Directors of Electronic Systems Technology, Inc. (“ELST”) undertook a strategic review to evaluate ELST’s long-term prospects in light of its scale, recent financial performance, and competitive pressures. The Board considered a range of alternatives, including remaining independent, pursuing a sale to a third party, seeking strategic partners, or combining with another operating company to create greater scale and market reach.

In parallel, members of the Board and management were aware of ongoing developments at Lifeloc Technologies, Inc. (“Lifeloc”), a Colorado corporation engaged in complementary lines of business, with which ELST has a long-standing relationship through certain overlapping directors and significant shareholders. In April 2025, representatives of the two companies began formal discussions regarding a potential stock-for-stock Merger.

Recognizing the related-party nature of the transaction, both companies structured their review processes to mitigate conflicts. Each company’s Board conducted deliberations without participation by directors with overlapping service, relied on separate legal counsel, and maintained separate internal evaluation processes.

Between April and June 2025, ELST’s Board and management analyzed the potential transaction from operational, strategic, and financial perspectives. This process included review and discussion of detailed financial and operational information for both companies, as described above, as well as management’s projections, market data, and strategic fit analyses. The boards also considered comparable transactions, prevailing market conditions, and input from legal counsel regarding fiduciary duties and applicable disclosure obligations. The boards determined that these resources and analyses provided a reasonable and reliable basis for evaluating the fairness of the transaction to shareholders. In particular, the Board focused on:

•	Revenue comparison as a more meaningful indicator of relative scale than net income, due to Lifeloc’s significant recent investment in research and development.
•	Asset base and technical capabilities of each company, and how these could be leveraged in the combined enterprise.
•	Shareholder liquidity considerations, noting that ELST shareholders would receive stock in a larger combined company.

The Board also considered transaction structure. The Merger Agreement negotiated with Lifeloc included no “deal protection” measures such as termination fees, no-shop clauses, or matching rights, and allowed for a substantial gap between signing and closing. The Board viewed this as effectively subjecting ELST to a public auction—because the deal would be publicly disclosed, and the Board would remain obligated to evaluate and, if appropriate, accept any superior offers that might emerge prior to closing.

On June 18, 2025, following its review of the final terms of the Merger Agreement and the associated risks and benefits, the Board unanimously approved the agreement, with interested directors recusing themselves.

ELST’s Reasons for the Merger

In reaching its decision to approve the Merger and the transactions contemplated by the Merger Agreement and to recommend that ELST shareholders vote “FOR” approval of the Merger Agreement, the ELST Board considered a variety of factors, including the following material factors (the order in which the following factors appear does not reflect any relative importance):

•	Strategic Fit. The anticipated operational synergies arising from combining ELST’s customer base with Lifeloc’s manufacturing and distribution capabilities.
•	Relative Valuation. The ELST Board considered both companies’ recent financial performance and prospects, including that Lifeloc’s fiscal 2024 revenue was approximately $8.54 million compared to ELST’s $1.17 million. The ELST Board noted that Lifeloc’s net loss of approximately $1.41 million for fiscal 2024 was primarily attributable to deliberate R&D investment, which the ELST Board believed could generate future revenue streams, whereas ELST’s fiscal 2024 net loss of approximately $378,000 reflected ongoing operational challenges. In assessing fairness of the exchange ratio, the ELST Board weighed the revenue comparison more heavily than net income, in order to account for the distorting effect of Lifeloc’s near-term R&D spending.

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•	No Deal Protections and Open Process. The absence of exclusivity provisions and the substantial gap between signing and closing, which the ELST Board viewed as enabling potential competing bids and maximizing value for shareholders.
•	Related-Party Considerations and Process Protections. The related-party nature of the transaction was a significant factor. The ELST Board took steps to mitigate potential conflicts by holding deliberations without the participation of overlapping directors and relying on independent legal advice.
•	Alternatives Considered. The ELST Board considered, but ultimately rejected, the alternatives of remaining independent, pursuing a sale to an unrelated third party at the present time, or seeking additional equity financing.
•	Shareholder Liquidity. The ELST Board determined that the Merger consideration in the form of Lifeloc common stock would give ELST shareholders ownership in a larger combined company with broader market access.

Based on this review, the ELST Board concluded that the proposed Merger is fair to and in the best interests of ELST and ELST’s shareholders. In reaching this determination, the ELST Board considered, among other factors, the illiquidity of ELST’s common stock, its limited growth prospects as a stand-alone entity, and the potential for enhanced sales and profitability through Lifeloc’s distribution channels.

Lifeloc’s Reasons for the Merger

In reaching its decision to approve the Merger and the transactions contemplated by the Merger Agreement, Lifeloc’s board considered a variety of factors, including the following material factors (the order in which the following factors appear does not reflect any relative importance):

•	Strategic Synergies and Product Expansion. The Lifeloc Board considered the complementary nature of ELST’s wireless networking and communications product lines, customer base, and market reach. The combination is expected to enhance Lifeloc’s market position by broadening its offering of technology products for government and commercial customers, while leveraging Lifeloc’s existing distribution and manufacturing capabilities.
•	Revenue Comparison and Investment in Growth. The Lifeloc Board reviewed the relative financial profiles of the companies, including ELST’s fiscal 2024 revenue of approximately $1.17 million and Lifeloc’s fiscal 2024 revenue of approximately $8.54 million. The Lifeloc Board also noted that Lifeloc’s net loss in fiscal 2024 was attributable in large part to deliberate investments in R&D intended to expand future revenue opportunities. The Board weighed these metrics in determining the fairness of the exchange ratio, with particular focus on revenue comparisons rather than short-term profitability.
•	Shareholder Value and Long-Term Potential. The Lifeloc Board determined that the proposed Merger provides Lifeloc shareholders with the potential for long-term value creation through economies of scale, expanded product offerings, and the opportunity to monetize its investment in ELST by acquiring full ownership in a business with synergistic operations.
•	Governance Continuity and Alignment of Interests. The Lifeloc Board considered that several Lifeloc shareholders and directors also hold positions within ELST, and concluded that the combined company would benefit from aligned incentives and an efficient integration process. The Board also noted that governance decisions related to the Merger were made in accordance with conflict-of-interest protocols, and that its approval was based on an assessment of the transaction’s strategic merits for all Lifeloc shareholders.

Based on this review, the Lifeloc board concluded that the proposed Merger is in the best interests of Lifeloc and its shareholders, and that the issuance of shares in connection with the Merger represents fair and reasonable consideration in light of the financial and strategic benefits anticipated to result from the transaction.

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Process Integrity

In lieu of obtaining a third-party fairness opinion, which the board determined would impose significant additional cost relative to the size of the transaction, the boards of ELST and Lifeloc relied on an extensive internal review process to assess the fairness of the Merger consideration. This process included review and discussion of detailed financial and operational information for both companies, as described above, as well as management’s projections, market data, and strategic fit analyses. The boards also considered comparable transactions, prevailing market conditions, and input from legal counsel regarding fiduciary duties and applicable disclosure obligations. The boards determined that these resources and analyses provided a reasonable and reliable basis for evaluating the fairness of the transaction to shareholders. The decision to forego a third-party opinion did not reflect any belief that such an opinion would be unfavorable, but rather a conclusion that the information already available to the boards, and the structure of the transaction itself, allowed for an informed judgment without incurring the cost of an outside opinion.

Extended Pre-Closing Period and Openness to Superior Proposals

In addition, the Merger Agreement does not contain customary “deal protection” provisions such as termination fees, matching rights, or prohibitions on soliciting competing proposals. During the period between signing and closing, the full terms of the Merger will be publicly disclosed. If any person or entity makes a bona fide proposal to acquire ELST on terms more favorable to ELST’s shareholders than the Lifeloc transaction, the Board will be obligated under its fiduciary duties to consider such a proposal, and, if appropriate, to pursue it in preference to the Lifeloc Merger. The Board believes that this structure effectively allows ELST to be informally “shopped” to the market during the pre-closing period, providing an additional safeguard for shareholders in the absence of a third-party fairness opinion.

What ELST's Shareholders Will Receive in the Merger

In the Merger, each outstanding share of Company Common Stock (other than dissenting shares) will be converted into the right to receive in exchange for such share, and at the election of each shareholder with respect to all of such shareholder's shares in aggregate, 0.048 (the “Exchange Ratio”) shares of Parent Common Stock.

THE MERGER AGREEMENT

The following description of the Agreement and Plan of Merger, dated as of October 9, 2025 (the “Merger Agreement”), by and among Electronic Systems Technology, Inc., a Washington corporation (“ELST,” “we,” “our” or “us”) and Lifeloc Technologies, Inc., a Colorado corporation (“Lifeloc” or “Parent”), is a summary and does not purport to be complete. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A and incorporated by reference herein. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Merger.

Structure of the Merger

At the effective time, Merger Sub will merge with and into ELST, the separate corporate existence of Merger Sub will cease, and ELST will survive as a wholly owned subsidiary of Lifeloc. The surviving corporation will continue under Washington law and will be governed by the articles of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time, unless otherwise amended in accordance with the terms of the Merger Agreement and applicable law. The closing of the Merger will take place remotely by electronic exchange of documents on the date agreed by the parties, which will be as soon as practicable following the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, but no later than the third business day thereafter, unless otherwise agreed.

Merger Consideration

At the effective time, each share of ELST common stock issued and outstanding immediately prior to the effective time (other than shares held by ELST, Lifeloc, Merger Sub, or any of their wholly owned subsidiaries) will be converted into the right to receive 0.048 shares of Lifeloc common stock. No fractional shares will be issued, and in lieu thereof each holder otherwise entitled to a fractional share will receive an amount in cash, without interest, equal to the fraction multiplied by the last quoted sale price of Lifeloc common stock on the last complete trading day prior to the date of the Merger Agreement. Shares held by ELST, Lifeloc, Merger Sub, or any of their wholly owned subsidiaries will be cancelled and retired without consideration.

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Exchange Procedures

As soon as practicable after the effective time, Lifeloc will cause a bank or trust company designated by it to act as exchange agent to distribute the Merger consideration. The exchange agent will mail to each record holder of ELST common stock a letter of transmittal and instructions for surrendering certificates or transferring book-entry shares in exchange for the Merger consideration, any cash in lieu of fractional shares, and any dividends or distributions to which such holder is entitled under the Merger Agreement. Until surrender, each certificate or book-entry share will be deemed to represent only the right to receive the Merger consideration and related amounts. Any portion of the exchange fund remaining undistributed six months after the effective time will be returned to Lifeloc, after which holders of ELST common stock will look solely to Lifeloc for payment of the amounts due, subject to applicable abandoned property and escheat laws.

Treatment of ELST Stock Options

At the effective time of the Merger, each outstanding option to purchase shares of ELST common stock, whether vested or unvested, will be net exercised in accordance with its terms, and the holders of such options will receive a cash payment equal to the net value of the shares underlying the option (i.e., the aggregate value of the underlying ELST shares, based on the merger consideration and exchange ratio, less the aggregate exercise price), without any interest and subject to applicable withholding taxes.

No options to purchase ELST common stock will be assumed by Lifeloc or converted into Lifeloc stock options. All ELST stock options will be canceled and cashed out in this manner at or immediately prior to the closing of the merger.

Dissenters’ Rights

Holders of ELST common stock may be entitled to dissenters’ rights under Chapter 23B.13 of the WBCA. To exercise dissenters’ rights, a shareholder must deliver to ELST, before the vote on the Merger, written notice of intent to demand payment for the shareholder’s shares, must not vote in favor of the Merger, and must otherwise comply with all statutory requirements. Shareholders who properly exercise dissenters’ rights will be entitled to receive payment of the fair value of their shares as determined in accordance with Washington law, which may be more or less than the value of the Merger consideration. If too many ELST shareholders exercise dissenters’ rights, Lifeloc and ELST may not proceed with the Merger.

Representations and Warranties

The Merger Agreement contains mutual representations and warranties of ELST and Lifeloc (and, where applicable, Merger Sub) relating to corporate organization and qualification, capitalization, authority to enter into the Merger Agreement, non-contravention of governing documents and applicable law, required consents, financial statements, the absence of certain changes, tax matters, intellectual property, real property, employee benefits, labor matters, compliance with laws, pending or threatened litigation, fees payable to brokers or financial advisors, and transactions with related parties. These representations and warranties are subject to qualifications set forth in the Merger Agreement and do not survive the effective time.

Covenants

The Merger Agreement includes covenants governing the conduct of ELST’s business prior to the closing, including restrictions on issuing securities, incurring indebtedness, entering into certain contracts, and other specified actions, except as consented to by Lifeloc. Each party has agreed to use reasonable best efforts to consummate the Merger and obtain required approvals, to prepare and file the registration statement on Form S-4 and the proxy statement/prospectus, and to call and hold shareholder meetings to obtain the requisite approvals. Additional covenants address public announcements, employee benefits, access to information, and other operational matters.

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Conditions to Closing

The parties’ obligations to complete the Merger are subject to the satisfaction or waiver of certain conditions, including approval of the Merger by holders of at least 75% of ELST’s outstanding common stock, approval by Lifeloc’s board of directors of the issuance of Lifeloc common stock in the Merger, effectiveness of the Form S-4 registration statement, absence of any law or order prohibiting the Merger, receipt of required governmental approvals, accuracy of the other party’s representations and warranties (subject to specified materiality standards), and performance in all material respects of covenants and agreements.

Termination

The Merger Agreement may be terminated at any time before the effective time by mutual written consent, or by either party if the Merger has not been consummated by a specified outside date, if the requisite shareholder approvals are not obtained, or if the other party breaches its representations, warranties, or covenants in a manner that would cause a closing condition to fail, subject to applicable cure rights. Under certain circumstances, including if ELST terminates to enter into a superior proposal or if Lifeloc terminates following a change in the ELST board’s recommendation, ELST must reimburse certain transaction expenses of Lifeloc, as specified in the Merger Agreement.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Upon completion of the Merger, holders of ELST common stock will become shareholders of Lifeloc and their rights will be governed by the Colorado Business Corporation Act (“CBCA”) and the articles of incorporation and bylaws of Lifeloc, rather than by the Washington Business Corporation Act (“WBCA”) and ELST’s articles of incorporation and bylaws. The following is a summary of certain differences between the rights of ELST shareholders and the rights of Lifeloc shareholders that will become applicable following the Merger.

This summary does not purport to be a complete statement of the differences between the corporate laws of Colorado and Washington or the organizational documents of the respective companies, but it highlights certain material differences in the rights of holders of ELST common stock and Lifeloc common stock. This summary is qualified in its entirety by reference to the applicable provisions of the CBCA, WBCA, and the respective companies’ governing documents.

Topic	Rights of ELST Shareholders	Rights of Lifeloc Shareholders
Governing Law	Washington Business Corporation Act (WBCA)	Colorado Business Corporation Act (CBCA)
Authorized Capital Stock	ELST’s charter authorizes only one class of common stock	Lifeloc’s charter authorizes one class of common stock and may authorize other securities in the future
Cumulative Voting	Permitted unless specifically excluded; ELST’s charter and bylaws do not provide for cumulative voting	Not permitted under CBCA unless expressly provided for; Lifeloc’s charter and bylaws do not provide for cumulative voting
Board Size and Classification	Fixed by ELST’s bylaws or board resolution; no classified board	Fixed by Lifeloc’s bylaws or board resolution; no classified board
Action by Written Consent	Permitted under WBCA unless restricted; ELST’s bylaws allow action by written consent	Permitted under CBCA unless restricted; Lifeloc’s bylaws allow action by written consent

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Topic	Rights of ELST Shareholders	Rights of Lifeloc Shareholders
Shareholder Meeting Quorum	WBCA default is a majority; ELST bylaws may set a different threshold	CBCA default is a majority; Lifeloc’s bylaws require a majority of outstanding shares
Shareholder Proposals and Nominations	Governed by ELST’s bylaws and WBCA; no advance notice bylaw provision	Governed by Lifeloc’s bylaws and CBCA; bylaws contain advance notice provisions for nominations and proposals
Amendments to Governing Documents	May be amended by shareholder vote under WBCA; certain provisions may require supermajority	May be amended by shareholder vote under CBCA; supermajority vote not generally required unless stated in the charter
Appraisal (Dissenters') Rights	Provided under WBCA for certain mergers and other transactions	Provided under CBCA for certain mergers and other transactions
Indemnification of Directors and Officers	WBCA permits broad indemnification; ELST’s governing documents provide customary indemnification	CBCA permits broad indemnification; Lifeloc’s governing documents include customary indemnification provisions
Limitation of Director Liability	Permitted under WBCA with exceptions for bad faith, self-dealing, etc.	Permitted under CBCA with similar limitations for breaches of fiduciary duty

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of certain anticipated U.S. federal income tax consequences of the Merger, provided for informational purposes only; it is not intended to be, and should not be construed as, legal or tax advice, and neither we nor our counsel are providing a tax opinion on the Merger.

We intend for the Merger to qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. However, we are not asking the IRS to confirm this, and neither we nor our lawyers will be giving a formal opinion on the matter. There is no guarantee that the IRS will agree with our view.

If the Merger qualifies as a reorganization, a U.S. holder of Company common stock generally will not recognize any of the gain or loss in their Company Common Stock for the shares of Lifeloc Technologies, Inc. common stock that they receive as a result of the Merger but will generally recognize gain, but not loss, equal to the lesser of (a) the excess, if any, of the fair market value of the Lifeloc Technologies, Inc. common stock and the amount of cash received over the adjusted tax basis in ELST common stock exchanged in the Merger or (b) the amount of cash received in the Merger (including cash received instead of fractional shares), which will likely be taxable. If the Merger does not qualify as a reorganization, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (a) the sum of the fair market value of the Parent common stock and any cash received and (b) the holder’s adjusted tax basis in ELST common stock surrendered. Any gain recognized may be treated as a dividend or capital gain, depending on the shareholder's particular circumstances. Holders are strongly encouraged to consult their tax advisors regarding the tax consequences of the Merger in light of their specific situation, including the applicability and effect of U.S. federal, state, local, and foreign tax laws.

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INTERESTS OF CERTAIN DIRECTORS AND OFFICERS

In considering the recommendations of the Board of Directors of ELST with respect to the Merger, shareholders of each company should be aware that certain of the directors and executive officers of ELST and Lifeloc may have interests in the Merger that are different from, or in addition to, the interests of the shareholders of ELST and Lifeloc generally. These interests are described below.

Board and Shareholder Overlap.

Certain individuals serve as directors of both ELST and Lifeloc. In addition, certain shareholders of Lifeloc hold significant positions in ELST’s common stock. These overlapping relationships may give such individuals interests in the Merger that are different from, or in addition to, the interests of ELST and Lifeloc shareholders generally.

Interests of Officers and Directors.

Following the consummation of the Merger, some directors and executive officers of each of ELST and Lifeloc are expected to continue in positions with the combined company. In addition, directors and executive officers of each company hold shares of their respective company’s common stock and, in some cases, options or other equity awards that will be treated in accordance with the terms of the Merger Agreement. These holdings give such directors and officers interests in the Merger that are aligned with, but not identical to, those of other shareholders.

Indemnification and Insurance.

The Merger Agreement provides that, following the closing, the combined company will honor certain existing indemnification and exculpation provisions in favor of current and former directors and officers of both ELST and Lifeloc. ELST maintains directors’ and officers’ liability insurance coverage that is expected to remain in effect through the closing of the Merger, and Lifeloc maintains directors’ and officers’ liability insurance that is expected to remain in effect after the closing of the Merger.

Except as described above, no material interests of the directors or executive officers of ELST or Lifeloc in the Merger exist that are not shared pro rata by all holders of ELST’s and Lifeloc’s common stock, respectively.

VOTING SECURITIES & PRINCIPAL HOLDERS

Principal Shareholders. As of October 10, 2025, there were 327 shareholders of record. The following table sets forth the identity of the beneficial owners of more that five percent (5%) of the outstanding shares of Company Common Stock as of the date hereof:

Shareholder	Stock Owned	Percentage of Outstanding Stock
EDCO Partners LLLP*	1,797,700	36.3%
Tommy L. Kirchner	403,488	8.2%
Cede & Co	2,145,235	43.4%

*EDCO Partners LLLP includes Vern Kornelsen, Donald Siecke and Wayne Willkomm who are members of ELST’s Board of Directors and who all serve on the Board of Directors of Lifeloc Technologies, Inc.

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INFORMATION ABOUT ELST

Business

For over 40 years, Electronic Systems Technology, Inc. (“ELST”, “us”, “we”, “our” or the “Company”) has specialized in the development and manufacturing of digital data (non-voice) radio transceivers for use in industrial wireless networking applications. With reliance on wireless communication in the modern world, the global modernization of industrial control systems now requires the benefits gained by use of wireless technology. ELST designs, manufactures, develops and produces these specialized, hardened products uniquely designed to operate and survive in these difficult environments in which these systems must perform.

The Company’s ESTeem® line of products provide innovative communication solutions for harsh environment applications not served or that are underutilized by conventional, commercial grade communication systems. Our products are part of the ESTeem® Industrial Wireless Solutions for commercial, industrial, and government arenas both domestically and internationally. We market through direct sales, sales representatives, resellers, and system integrators.

ELST was incorporated in the State of Washington in February 1984, and was granted a United States Patent for the “Wireless Computer Modem” in May 1987, and Canadian patent in October 1988. We registered and commenced building brand recognition on the trade name of “ESTeem® Wireless Modems” in 2007. After reviewing for marketability and profitability, our strategy is to provide product improvements and enhancements that incorporate technological developments in response to customer needs and market opportunities arising from changes in FCC regulations or technological developments.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

There is no established public trading market for the common stock of ELST. ELST’s common stock is not listed on any national securities exchange, and its eligibility under the OTC Market allows unsolicited quotes only. During the past two fiscal years, ELST’s common stock traded on an infrequent basis.

ELST has not declared or paid any cash dividends on its common stock during the past two fiscal years, and it does not anticipate paying any dividends in the foreseeable future.

Following the completion of the transaction, ELST will not have any equity compensation plans in effect, and no shares of common stock will be authorized for issuance under any such plans.

DISSENTERS’/APPRAISAL RIGHTS

Under Chapter 23B.13 of the Washington Business Corporation Act (“WBCA”), holders of Company common stock who follow the required procedures have the right to demand payment of the “fair value” of their shares if the Merger is completed. To exercise these rights, you must:

•	Before the vote – Deliver written notice to ELST of your intent to demand payment for your shares before the vote is taken at the Special Meeting;
•	At the meeting – Not vote “FOR” the Merger (you must vote “AGAINST” or abstain); and
•	After the meeting – Follow the further steps and deadlines set forth in the WBCA, including returning your share certificates (if applicable) and submitting a written demand for payment after receiving ELST’s offer.

Failure to strictly comply with these requirements will result in the loss of your dissenters’ rights. The “fair value” determined through the statutory process may be more or less than the Merger consideration. A copy of the full WBCA dissenters’ rights provisions is attached to this proxy statement as Annex B.

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MEETING AND VOTING INFORMATION

Record Date. The Board of Directors of ELST has fixed the close of business on December 11, 2025, as the record date for the purpose of determining shareholders of ELST entitled to notice and to vote at the Special Shareholders Meeting. At the close of business on that date, ELST had 4,946,502 shares of Common Stock outstanding. A majority of such shares will constitute a quorum for the transaction of business at the Special Shareholders Meeting. Proxies which are submitted but are not voted For or Against (because of abstention, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting.

Solicitation of Proxies. The accompanying Proxies are solicited on behalf of the Board of Directors of ELST, and the cost of solicitation will be borne by ELST. Following the original mailing of the Proxies and soliciting materials, Directors, officers and employees of ELST may solicit proxies by mail, telephone, telegraph, or personal interviews. Officers and employees of ELST will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. ELST may request brokers, custodians, nominees and other record holders to forward copies of the respective proxies and soliciting materials to persons for whom they hold shares of ELST and to request authority for the exercise of proxies. In such cases ELST will reimburse such holders for their reasonable expenses.

Revocation of Proxy. Any proxy delivered in the accompanying form may be revoked by the person executing the proxy by giving written notice to that effect received by the Secretary of ELST at any time before the authority thereby granted is exercised, by execution of a proxy bearing a later date presented at the meeting, or by attendance of such person at the Special Shareholders Meeting.

How Proxies Will be Voted. Proxies received by the Board in the accompanying form will be voted at the Special Shareholders Meeting as specified therein by the person giving the proxy. If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such proxy will be voted FOR the Merger Agreement. All shares represented by valid proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the respective Special Shareholders Meeting. However, the Board does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

Voting Power. Shareholders of the Common Stock of ELST are entitled to one vote for each share held.

Required Approvals.

•	ELST Directors Approval. On June 30, 2025, the Directors unanimously adopted resolutions approving the Merger Agreement.
•	ELST Shareholder Approval: the Merger Agreement is being submitted to the shareholders of ELST for their approval in accordance with the provisions of ELST’s Articles of Incorporation at a Special Shareholders Meeting to be held on February 9, 2026, or at such other time as the Board shall agree. Approval requires the affirmative vote of the holders of not less than 75% of the total number of shares issued and outstanding. At the date hereof ELST had 4,946,502 shares of common stock issued and outstanding authorized to vote at the Special Meeting of Shareholders. Approval of the matters to be considered will therefore take the affirmative vote of not less than 3,709,877 shares.

Transfer Agent. EQ Shareowner Services, 1110 Centre Pointe Curve, Ste 101, Mendota Heights, MN 55120, is the transfer agent and registrar for ELST.

EXPERTS

Lifeloc’s audited consolidated financial statements as of and for the year ended December 31, 2024 are incorporated by reference herein in reliance upon the report of Assure CPA, an independent registered public accounting firm, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing. Lifeloc’s audited consolidated financial statements as of and for the year ended December 31, 2023 are incorporated by reference herein in reliance upon the report of Green Growth CPAs, an independent registered public accounting firm, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing. Financial statements of ELST have not been included herein because Lifeloc has determined that the Merger is not significant pursuant to Rule 3-05 of Regulation S-X and, accordingly, no financial statements of ELST or pro forma financial information are required.

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LEGAL MATTERS

The validity of the shares of Lifeloc Common Stock offered by this proxy statement/prospectus will be passed on by Orbital Law Group.

MATTERS TO BE SUBMITTED TO SHAREHOLDERS

THE FOLLOWING MATTER SHALL BE SUBMITTED TO ELECTRONIC SYSTEMS TECHNOLOGY, INC. SHAREHOLDERS FOR CONSIDERATION AT THE SPECIAL MEETING OF SHAREHOLDERS

  Approval of the Merger Agreement.

Resolved: the Agreement and Plan of Merger (the "Merger Agreement") whereby ELST, shall be merged with and into a Colorado corporation and a wholly owned subsidiary to be formed by Lifeloc Technologies, Inc., a Colorado corporation (“Parent”), with ELST surviving that merger (the “Merger”), and all shares of ELST Common Stock that are now issued and outstanding will be converted into the right to receive 0.048 (the “Exchange Ratio”) shares of Parent Common Stock (the “Merger Consideration”).

Approval requires the affirmative vote of the holders of not less than 75% of the total number of shares issued and outstanding. At the date hereof ELST had 4,946,502 shares of common stock issued and outstanding authorized to vote at the Special Meeting of Shareholders. Approval of the matters to be considered will therefore take the affirmative vote of not less than 3,709,877 shares.

The ELST Board of Directors believes that the Merger is fair to, and in the best interests of, ELST and its shareholders, and unanimously recommends that you vote "FOR" approval of the Merger Agreement and "FOR" adjournment of the meeting to a later date or dates to permit further solicitation of proxies, if necessary.

ANNEXES

Annex A – Agreement and Plan of Merger

Annex B – Dissenters’ Rights Statute

Annex C – Proxy Card

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ANNEX A – MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of October 9, 2025, by and among Electronic Systems Technology, Inc., a Washington corporation (the “Company”) and Lifeloc Technologies, Inc., a Colorado corporation (“Parent”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that a wholly owned subsidiary to be formed by Parent prior to Closing (“Merger Sub”) be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and the holders of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the Washington Business Corporation Act (the “WBCA”);

WHEREAS, the respective Boards of Directors of Parent (the “Parent Board”) and Merger Sub (the “Merger Sub Board”) have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the Colorado Business Corporation Act (the “CBCA”);

WHEREAS, the Parent Board has resolved to recommend that the holders of shares of Parent’s common stock, no par value (the “Parent Common Stock”) approve the issuance of shares of Parent Common Stock in connection with the Merger on the terms and subject to the conditions set forth in this Agreement (the “Parent Stock Issuance”); and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
The Merger

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCA and CBCA, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the CBCA as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Denver time, as soon as practicable (and, in any event, within three Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of the last to be satisfied or waived of the conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a statement of merger (the “Statement of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Colorado in accordance with the relevant provisions of the CBCA, and articles of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Washington in accordance with the relevant provisions of the WBCA (the “Articles of Merger”), and shall make all other filings or recordings required under the CBCA and WBCA. The Merger will become effective at such time as the Statement of Merger and Articles of Merger have been duly filed with the Secretaries of State of the States of Colorado and Washington or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Statement of Merger and Articles of Merger in accordance with the CBCA and WBCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CBCA and WBCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation; By-Laws. The articles of incorporation and by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation and by-laws of the Surviving Corporation.

Section 1.06 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II
Effect of the Merger on Capital Stock; Exchange of certificates

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (the “Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive: (i) 0.048 (the “Exchange Ratio”) shares of Parent Common Stock (the “Merger Consideration”); (ii) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.01(e); and (iii) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Company Common Stock in accordance with Section 2.02(g).

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(c) Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.01(a), each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration in accordance with Section 2.02 hereof, (B) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.01(e), and (C) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Company Common Stock in accordance with Section 2.02(g).

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, no par value per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(e) Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01(b) and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock exchanged by such holder) shall in lieu thereof, upon surrender of such holder’s Certificates and Book-Entry Shares, receive in cash (rounded to the nearest whole cent), without interest, an amount equal to such fractional amount multiplied by the last quoted price of Parent Common Stock on the last complete trading day prior to the date hereof.

Section 2.02 Exchange Procedures.

(a) Exchange Agent; Exchange Fund. Prior to the Effective Time, Parent shall select an exchange agent (the “Exchange Agent”) to act as the agent for the payment the Merger Consideration for the Certificates and the Book-Entry Shares. At or promptly after the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent: (i) certificates representing the shares of Parent Common Stock to be issued as Merger Consideration (or make appropriate alternative arrangements if uncertificated shares of Parent Common Stock represented by book-entry shares will be issued); and (ii) cash sufficient to make payments in lieu of fractional shares pursuant to Section 2.01(e). In addition, Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions, if any, to which the holders of Company Common Shares may be entitled pursuant to Section 2.02(g) for distributions or dividends, on the Parent Common Stock to which they are entitled to pursuant to Section 2.01(b), with both a record and payment date after the Effective Time and prior to the surrender of the Company Common Shares in exchange for such Parent Common Stock. Such cash and shares of Parent Common Stock, together with any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 2.02(a), are referred to collectively in this Agreement as the “Exchange Fund.”

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(b) Procedures for Surrender; No Interest. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01(b) in respect of the Company Common Stock represented by a Certificate or Book-Entry Share, any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.01(e), and any dividends or other distributions pursuant to Section 2.02(g) upon: (i) surrender to the Exchange Agent of a Certificate; or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares; in each case, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration as contemplated by this ARTICLE II. No interest shall be paid or accrued upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c) Investment of Exchange Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Exchange Agent, as directed by Parent or the Surviving Corporation. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this ARTICLE II.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock [six months] after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

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(g) Distributions with Respect to unsurrendered Shares of Company Common Stock. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Company Common Share until the Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.05) or Book-Entry Share is surrendered for exchange in accordance with this Section 2.02. Subject to the effect of applicable Laws, following such surrender, there shall be issued or paid to the holder of record of the whole shares of Parent Common Stock issued in exchange for Company Common Shares in accordance with this Section 2.02, without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

Section 2.03 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or the Parent Common Stock shall occur (other than the issuance of additional shares of capital stock of the Company or Parent as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.04 Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.05 Lost Certificates. Notwithstanding the requirements of Section 2.02, if any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.

Section 2.06 Treatment of Stock Options and Other Stock-Based Compensation.

(a) Company Stock Options.

(a)              As of the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding under any Company stock plan immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof or any other Person, cancelled and extinguished, and in exchange therefor the holder of such Company Stock Option shall be entitled to receive, at the Closing, a cash payment (without interest), subject to applicable withholding Taxes, equal to the product of (i) the excess, if any, of the per share Merger Consideration over the exercise price per share of Company Common Stock applicable to such Company Stock Option, and (ii) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time; provided, however, that if the exercise price per share of Company Common Stock applicable to any Company Stock Option is equal to or greater than the per share Merger Consideration, such Company Stock Option shall be cancelled without any payment therefor.

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(b) Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 2.06.

(c) Parent Actions. At or prior to the Effective Time, Parent shall reserve for future issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Parent Stock Options as a result of the actions contemplated by this Section 2.06.

Section 2.07 Dissenters’ Rights. Pursuant to Chapter 23B.13 of the WBCA, each outstanding share of the Company is entitled to dissenters’ rights in connection with the merger contemplated by this Agreement, unless an exemption under RCW 23B.13.020 applies. Each shareholder of the Company who:

(a) Delivers written notice of intent to demand payment for such shareholder’s shares prior to the vote on this Agreement and the Merger,
(b) Does not vote in favor of the Merger, and
(c) Strictly complies with the procedures set forth in RCW 23B.13.010 through RCW 23B.13.310,

shall be entitled to receive payment of the fair value of such shareholder’s shares in accordance with the WBCA. The Company shall provide to each shareholder who may assert dissenters’ rights the required notice under RCW 23B.13.220, and any other notices or disclosures required under Chapter 23B.13 in connection with the Merger. Nothing in this Agreement shall be deemed to limit or waive the rights of any shareholder of the Company to exercise dissenters’ rights, nor shall anything herein be construed as affecting the obligation of the Surviving Corporation to pay the fair value of shares for which proper dissent is made.

ARTICLE III
Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the Company Disclosure Letter that relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction ) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) Charter Documents. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Washington and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The Company has delivered or made available to Parent a true and correct copy of the Charter Documents of each of the Company’s Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock; and (ii) 10,000,000 shares of preferred stock, par value $0.002 per share, of the Company (the “Company Preferred Stock”). As of the date of this Agreement: (A) 4,946,502 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (B) no shares of Company Common Stock were issued and held by the Company in its treasury; and (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury; and since September 30, 2025 and through the date hereof, no additional shares of Company Common Stock or shares of Company Preferred Stock have been issued other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Stock Options. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b) Stock Awards.

(i) As of September 30, 2025, an aggregate of 20,000 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Options not yet granted under the Company stock plans. As of the date of this Agreement, 20,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options. Since the date of this Agreement and through the date hereof, no Company Stock Options have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company stock plans. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Stock Option granted under the Company stock plans and: (A) the name of the holder of such Company Stock Option; (B) the number of shares of Company Common Stock subject to such outstanding Company Stock Option; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Stock Option; (D) the date on which such Company Stock Option was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Stock Option is vested and exercisable as of the date hereof; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company stock plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

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(ii) Except for the Company stock plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Stock Option as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Stock Options, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding.

(d) Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

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Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of Company Common Stock (the “Requisite Company Vote”). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain or make any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing, a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the Securities and Exchange Commission (“SEC”) of (A) the Proxy Statement in definitive form in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the Form S-4 Amendment, and the declaration of its effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), and (C) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” Laws (the “Other Governmental Approvals”); and (iv) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d) Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the WBCA (collectively, the “Company Board Recommendation”).

Section 3.04 Financial Statements.

(a) Complete copies of the Company's unaudited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2024, 2023 and 2022, and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the "Annual Financial Statements"), and unaudited financial statements consisting of the balance sheet of the Company as at March 31, 2025 and the related statements of income and retained earnings, stockholders' equity and cash flow for the interim period then ended (the "Interim Financial Statements" and together with the Annual Financial Statements, the "Company Financial Statements") have been delivered to Parent. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be material to the Company) and the absence of notes (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Company Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of 2024 is referred to herein as the "Company Balance Sheet" and the date thereof as the "Balance Sheet Date" and the balance sheet of the Company as of March 31, 2025 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date". The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(b) Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("Liabilities"), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

(a) the business of the Company and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice;

(b) there has not been or occurred any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(c) there has not been or occurred any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would require the consent of Parent pursuant to Section 5.01.

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Section 3.06 Taxes.

(a) Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company Financial Statements (in accordance with GAAP). The Company Financial Statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Company’s most recent financial statements included in the Company Financial Statements outside of the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after January 1, 2020.

(c) Withholding. The Company and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the Company’s most recent financial statements included in the Company SEC Documents.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries.

(f) Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability, and Tax Agreements. Neither Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material Liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

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(i) Change in Accounting Method. Neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto.

(k) Ownership Changes. Without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(l) Section 355. Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m) Reportable Transactions. Neither the Company nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07 Intellectual Property.

(a) Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, specifying as to each as applicable, the name of the current owners, jurisdictions, and application or registration numbers, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered Company-Owned IP.

(b) Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (“Company IP”), in each case, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Validity and Enforceability. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d) Non-Infringement. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company IP.

(e) IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Company IT Systems. In the past three years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable best effort steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Privacy and Data Security. The Company and each of its Subsidiaries have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s and its Subsidiaries’ businesses, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past three years, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.08 Compliance; Permits.

(a) Compliance. The Company and each of its Subsidiaries are and, since January 1, 2023, have been in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2023, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law or Order in any material respect.

(b) Permits. The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, Consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is and, since January 1, 2023, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.09 Litigation. There is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $5,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity, arbitrator, or other tribunal, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.

Section 3.10 Brokers’ and Finders’ Fees. Except for fees payable to the financial advisor identified in Section 3.10 of the Company Disclosure Letter (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Letter, a correct and complete copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.11 Related Person Transactions. Since January 1, 2023, there have been no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.

Section 3.12 Employee Benefit Issues.

(a) Schedule. Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, retirement, health, major medical, dental, life insurance, death, accidental death & dismemberment, disability, fringe (including under Section 132 of the Code), or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.

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(c) Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a pre-approved plan, can rely on an opinion letter from the IRS to the pre-approved plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, U.S. Department of Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity or subagency with respect to any Company Employee Plan; (vi) there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(d) Plan Liabilities. Neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, not incurred any liability to the PBGC in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to comply with Sections 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) failed to comply with the privacy, security, and breach notification requirements under HIPAA; (vi) failed to comply with the mental health parity requirements under MHPAEA; or (vii) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of the Company or any Company ERISA Affiliate to any such multiemployer plan. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur.

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(e) Certain Company Employee Plans. With respect to each Company Employee Plan:

(i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii) no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;

(iii) no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv) no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.

(f) No Post-Employment Obligations. No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g) Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(h) Section 409A Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i) Health Plan Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, MHPAEA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j) Effect of Transaction. Neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

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(k) Employment Law Matters. The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(l) Labor. Neither the Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of the Company, no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. None of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13 Real Property and Personal Property Matters.

(a) Owned Real Estate. The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.13(a) of the Company Disclosure Letter contains a true and complete list by address and legal description of the Owned Real Estate as of the date hereof. Neither the Company nor any of its Subsidiaries: (i) lease or grant any Person the right to use or occupy all or any part of the Owned Real Estate; (ii) has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, or to the Knowledge of the Company threatened, condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

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(b) Leased Real Estate. Section 3.13(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.13(b) of the Company Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof.

(c) Real Estate Used in the Business. The Owned Real Estate identified in Section 3.13(a) of the Company Disclosure Letter and the Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

(d) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.14 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Compliance with Environmental Laws. The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession of, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b) No Disposal, Release, or Discharge of Hazardous Substances. Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in Liability to the Company or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c) No Production or Exposure of Hazardous Substances. Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

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(d) No Legal Actions or Orders. Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e) No Assumption of Environmental Law Liabilities. Neither the Company nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 3.15 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;

(ii) any employment, consulting, or indemnification Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $25,000;

(iii) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly owned Subsidiary thereof or (2) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case (A) with a fair market value or aggregate consideration under such Contract in excess of $1,000,000 or (B) pursuant to which the Company or any of its Subsidiaries has a continuing material earn-out or other contingent payment obligation or any material indemnification obligation;

(vi) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;

(vii) any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(viii) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

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(ix) any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(x) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $10,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;

(xi) any employee collective bargaining agreement or other Contract with any labor union;

(xii) any Contract that is a settlement or similar Contract involving payments by the Company or its Subsidiaries after the Closing in excess of $5,000 in the aggregate or any injunctive relief or similar equitable obligations that impose material restrictions on the Company or any of its Subsidiaries;

(xiii) any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries;

(xiv) any other Contract that by its terms is not terminable by the Company or its Subsidiaries without payment or penalty upon notice of sixty (60) days or less under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $10,000 in any year and which is not otherwise described in clauses (i)–(xiii) above; or

(xv) any Contract which is not otherwise described in clauses (i)-(xiv) above that is material to the Company and its Subsidiaries, taken as a whole.

(b) Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c) No Breach. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not, individually or in the aggregate, had and would not reasonably be expected to have, a Company Material Adverse Effect.

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Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the post-effective amendment to Parent’s registration statement on Form S-4, to be filed with the SEC by Parent in connection with the Parent Stock Issuance (the “Form S-4 Amendment”), will, at the time the Form S-4 Amendment is filed with the SEC, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement to be filed with the SEC and sent to the Company’s stockholders in connection with the Merger and the other transactions contemplated by this Agreement (including any amendments or supplements thereto, the “Proxy Statement”) will, at the date it is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of the Company.

Section 3.18 Anti-Corruption Matters. Since January 1, 2022, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since January 1, 2022, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

ARTICLE IV
Representations and Warranties of Parent

Except: (a) as disclosed in the Parent SEC Documents at least five Business Days prior to the date hereof and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature); or (b) as set forth in the correspondingly numbered Section of the Parent Disclosure Letter that relates to such Section or in another Section of the Parent Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, Parent represents and warrants to the Company as follows:

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Section 4.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Each of Parent and its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Charter Documents. The copies of the Certificate of Incorporation and By-Laws of Parent as most recently filed with the Parent SEC Documents are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Parent is not in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are owned by Parent, directly or indirectly, free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of Parent. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of Parent consists of: (i) 50,000,000 shares of Parent Common Stock; and (ii) 10,000,000 shares of blank check preferred stock of Parent (the “Parent Preferred Stock”). As of the date of this Agreement: (A) 2,752,616 shares of Parent Common Stock were issued and outstanding (not including shares held in treasury); (B) no shares of Parent Common Stock were issued and held by Parent in its treasury; and (C) no shares of Parent Preferred Stock were issued and outstanding or held by Parent in its treasury; and through the date hereof, no additional shares of Parent Common Stock or shares of Parent Preferred Stock have been issued other than the issuance of shares of Parent Common Stock upon the exercise or settlement of Parent Stock Options and Parent Warrants. All of the outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued as contemplated or permitted by this Agreement, including the shares of Parent Common Stock constituting the Merger Consideration, will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of Parent owns any shares of Parent Common Stock.

(b) Stock Awards.

(i) As of March 31, 2025, no shares of Parent Common Stock were reserved for issuance but not yet issued under any equity incentive plan. As of the date of this Agreement, 33,500 shares of Parent Common Stock were reserved for issuance pursuant to outstanding Parent Stock Options. Except as provided in this Agreement, since March 31, 2025 and through the date hereof, no Parent Stock Options have been granted and no additional shares of Parent Common Stock have become subject to issuance under the Parent Stock Plans. All shares of Parent Common Stock subject to issuance under the Parent Stock Plans, including the Parent Stock Options constituting Merger Consideration to be issued pursuant to Section 2.06, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

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(ii) Other than the Parent Stock Options and 68,750 Parent Warrants, as of the date hereof, there are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of Parent, (B) options, warrants, or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Parent, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Parent, in each case that have been issued by Parent or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of Parent, the Parent Stock Options and Parent Warrants being referred to collectively as “Parent Securities”). All outstanding shares of Parent Common Stock, all outstanding Parent Stock Options, all outstanding Parent Warrants, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of Parent, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) As of the date hereof, there are no outstanding Contracts requiring Parent or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Parent Securities or Parent Subsidiary Securities. Neither Parent nor any of its Subsidiaries is a party to any voting agreement with respect to any Parent Securities or Parent Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by Parent or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of Parent or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of Parent or any of its Subsidiaries, are issued or outstanding.

(d) Parent Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for capital stock, voting securities, or other ownership interests in any Subsidiary of Parent; (ii) options, warrants, or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of Parent; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of Parent, in each case that have been issued by a Subsidiary of Parent (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Parent Subsidiary Securities”).

Section 4.03 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. Parent has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution and delivery of this Agreement by Parent and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been, and or will have been, duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are or will be necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Merger, to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

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(b) Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.03(c) have been obtained or made, and in the case of the consummation of the Merger, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain or make any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent of this Agreement or the consummation by Parent and Merger Sub of the Merger, the Parent Stock Issuance, and the other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC of (A) the Proxy Statement in definitive form in accordance with the Exchange Act, (B) the Form S-4 Amendment, and the declaration of its effectiveness under the Securities Act, and (C) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” Laws; and (iv) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Board Approval.

(i) The Parent Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and the Parent’s stockholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein (collectively, the “Parent Board Recommendation”).

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Section 4.04 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) SEC Filings. Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2023 (the “Parent SEC Documents”). True, correct, and complete copies of all the Parent SEC Documents are publicly available on EDGAR. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents. None of Parent’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither Parent nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulatory (or similar) regime of a non-United States Governmental Entity.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c) Undisclosed Liabilities. The audited balance sheet of Parent dated as of December 31, 2024 contained in the Parent SEC Documents filed prior to the date hereof is hereinafter referred to as the “Parent Balance Sheet.” Neither Parent nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Parent Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) OTC Compliance. Parent is in compliance in all material respects with all of the applicable listing and corporate governance rules of OTC.

Section 4.05 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (a) the business of Parent and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice in all material respects and (b) there has not been or occurred any Parent Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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Section 4.06 Compliance; Permits.

(a) Compliance. Parent and each of its Subsidiaries are and, since January 1, 2023, have been in compliance with, all Laws or Orders applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2023, no Governmental Entity has issued any notice or notification stating that Parent or any of its Subsidiaries is not in compliance with any Law or Order, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Permits. Parent and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all Permits except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries is and, since January 1, 2023, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.07 Litigation. There is no Legal Action pending, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of Parent, any officer or director of Parent or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (b) does not seek material injunctive or other material non-monetary relief. None of Parent or any of its Subsidiaries or any of their respective properties or assets is subject to any Order, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any officer or director of Parent.

Section 4.08 Brokers. Except for fees payable to the Financial Advisor set forth in Section 4.09 of the Parent Disclosure Letter, the fees and expenses of which will be paid by Parent, neither Parent, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby for which the Company would be liable in connection the Merger.

Section 4.09 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 Amendment will, at the time the Form S-4 Amendment is filed with the SEC, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first disseminated to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of Parent or Merger Sub.

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ARTICLE V
Covenants

Section 5.01 Conduct of Business of the Company. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, and shall cause each of its Subsidiaries, except as expressly permitted or contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, as required by applicable Law, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), to use its reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice in all material respects, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted, required, or contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend or propose to amend its Charter Documents;

(b) (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries);

(c) issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise of any Company Stock Option outstanding as of the date of this Agreement in accordance with its terms;

(d) except as required by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(e) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $1,000,000 in the aggregate;

(f) (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

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(g) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h) enter into or amend or modify in any material respect, waive or assign any material right under, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(i) make any capital expenditure or expenditures that, individually, is in excess of $5,000 or, in the aggregate, are in excess of $10,000, other than in the ordinary course of business consistent with past practice;

(j) institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $5,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(k) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(l) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(m) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(n) except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(o) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company IP, or grant any right or license to any material Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(p) enter into any new line of business outside of the existing line of business of the Company and its Subsidiaries;

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(q) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(r) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(s) adopt or implement any stockholder rights plan or similar arrangement; or

(t) agree or commit to do any of the foregoing.

Section 5.02 Conduct of the Business of Parent. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, Parent shall, and shall cause each of its Subsidiaries, except as expressly permitted or required by this Agreement, as set forth in Section 5.02 of the Parent Disclosure Letter, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), to use its reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, as set forth in Section 5.02 of the Parent Disclosure Letter, or as required by applicable Law, Parent shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend its Charter Documents in a manner that would adversely affect the Company or the holders of Company Common Stock relative to the other holders of Parent Common Stock;

(b) (i) split, combine, or reclassify any Parent Securities or Parent Subsidiary Securities in a manner that would adversely affect the Company or the holders of Company Common Stock relative to the other holders of Parent Common Stock, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Parent Securities or Parent Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries and ordinary quarterly dividends, consistent with past practice with respect to timing of declaration and payment);

(c) issue, sell, pledge, dispose of, or encumber any Parent Securities or Parent Subsidiary Securities, other than (i) the issuance of shares of Parent Common Stock upon the exercise of any Parent Stock Options outstanding as of the date of this Agreement in accordance with its terms, (ii) the issuance of shares of Parent Common Stock in connection with or upon the exercise of any Parent Stock Options granted after the date hereof in the ordinary course of business consistent with past practice, and (iii) sales or issuances of shares of Parent Common Stock or convertible securities in an amount not exceeding 5% of the issued and outstanding shares of Parent Common Stock (in the case of convertible securities, on an as-converted basis) as of the date of this Agreement;

(d) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger or other transactions contemplated by this Agreement;

(e) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization; or

(f) agree or commit to do any of the foregoing.

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Section 5.03 Access to Information; Confidentiality.

(a) Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b) Confidentiality. The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.03(a), shall be treated in accordance with the Confidentiality Agreement, dated January 1, 2025, between Parent and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.04 No Solicitation.

(a) Takeover Proposal. Except as permitted by this Section 5.04, during the period from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with its terms, neither the Company, on the one hand, nor Parent, on the other hand, shall, and each shall direct and cause their respective Subsidiaries and their or their respective Subsidiaries’ Representatives not to: (i) directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal; (ii) continue, conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or Parent or any of their respective Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or Parent or any of their respective Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (iii) except where the Company Board or Parent Board, as applicable, makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or Parent, as applicable, or any of their respective Subsidiaries; (iv) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, an “Acquisition Agreement”); or (v) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. The Company on the one hand, and Parent, on the other hand, shall, and shall cause their respective Subsidiaries and their and their Subsidiaries’ Representatives to (i) cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal, (ii) immediately terminate all physical and electronic data room access previously granted to such third party (or its Representatives) and (iii) use its reasonable best efforts to cause any such third party (or its Representatives) in possession of non-public information in respect of the Company or Parent, as applicable, and any of their respective Subsidiaries that was furnished by or on behalf of such party or its respective Subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 5.04 by any Representative of the Company or its Subsidiaries, on the one hand, or the Parent or its Subsidiaries, on the other hand, whether or not such Representative is purporting to act on behalf of the applicable party or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.04 by the applicable party.

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(b) Permitted Conduct Related to Certain Takeover Proposals. Notwithstanding Section 5.04(a), the Company Board directly or indirectly through any Representative, may, subject to Section 5.04(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited written Takeover Proposal that the Company Board or Parent Board, as applicable, believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; and (ii) thereafter furnish to such third party non-public information relating to such party or any of its respective Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly provided for informational purposes to the other party (and in all events within 24 hours)); provided, in each such case that: (A) none of the Company or its Subsidiaries or the Parent or its Subsidiaries, as applicable, or any of their respective Representatives shall have violated any of the provisions of this Section 5.04  in any material respect, and (B) only if the Company Board or Parent Board, as applicable, first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(c) Notification. The Company Board, on the one hand, and the Parent Board, on the other hand, shall not take any of the actions referred to in clauses (i) or (ii) of Section 5.04(b) unless such party shall have delivered to the other party a prior written notice advising the other party that it intends to take such action. The Company, on the one hand, and Parent, on the other hand, shall notify the other party promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by the such party (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, or any request for non-public information relating to such party or any of its Subsidiaries or for access to the business, properties, assets, books, or records of such party or any of its Subsidiaries by any third party relating to or that could reasonably be expected to lead to a Takeover Proposal. In such notice, such party shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. Such party shall keep the other party fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Such party shall provide the other party with at least 48 hours prior notice of any meeting of its board of directors, or any committee thereof (or such lesser notice as is provided to the members of such party’s board of directors or committee thereof) at which such party’s board of directors, or any committee thereof, is reasonably expected to consider any Takeover Proposal. Such party shall promptly provide the other party with a list of any non-public information concerning such party’s or any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party relating to or that could reasonably be expected to lead to a Takeover Proposal, and, to the extent such information has not been previously provided to the other party, copies of such information.

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(d) Permitted Conduct Related to a Superior Proposal. Except as expressly permitted by this Section 5.04(d) or Section 5.04(e), neither the Company Board or any committee thereof shall effect a Company Adverse Recommendation Change, nor shall the Parent Board or any committee thereof effect a Parent Adverse Recommendation Change; or, in either case, enter into (or permit any of its respective Subsidiaries to enter into) an Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the consummation of the Merger: (i) the Company Board may effect a Company Adverse Recommendation Change with respect to a Superior Proposal or terminate this Agreement pursuant to Section 7.04(a) in order to enter into an Acquisition Agreement with respect to a Superior Proposal, in each case that did not result from a material breach of this Section 5.04; and (ii) the Parent Board may effect a Parent Adverse Recommendation Change with respect to a Superior Proposal or terminate this Agreement pursuant to Section 7.03(a) in order to enter into an Acquisition Agreement with respect to a Superior Proposal, in each case that did not result from a material breach of this Section 5.04, if: (A) such party promptly notifies the other party, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before taking any of the actions described in clause (i) or (ii) of this Section 5.04(d), of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that such party has received a Takeover Proposal that such party’s board of directors (or a committee thereof) intends to declare is a Superior Proposal and that it intends to take one of the actions described in clause (i) or (ii) of this Section 5.04(d), (B) such party specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) and any related documents including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal, (C) such party shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with the other party in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if the other party, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Superior Proposal Notice Period subsequent to the time such party notifies the other party of any such material revision (it being understood that there may be multiple extensions)), and (D) such party’s board of directors (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by the other party during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(e) Permitted Conduct Related to Intervening Events. Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement: (i) the Company Board may effect a Company Adverse Recommendation Change; and (ii) Parent may effect a Parent Adverse Recommendation Change; in each case, if (A) prior to effecting the Company Adverse Recommendation Change or Parent Adverse Recommendation Change, as applicable, such party promptly notifies the other party, in writing, at least five Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change or Parent Adverse Recommendation Change, as applicable), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) such party shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with the other party in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if the other party, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Intervening Event Notice Period subsequent to the time such party notifies the other party of any such material development (it being understood that there may be multiple extensions)), and (C) such party’s board of directors (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to effect such Company Adverse Recommendation Change or Parent Adverse Recommendation Change, as applicable, after taking into account any adjustments made by the other party during the Intervening Event Notice Period, would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. The parties acknowledge and agree that any Company Adverse Recommendation Change or Parent Adverse Recommendation Change, as applicable, effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 5.04(d) only, and may not be made pursuant to this Section 5.04(e), and any Company Adverse Recommendation Change or Parent Adverse Recommendation Change, as applicable, may only be made pursuant to this Section 5.04 and no other provisions of this Agreement.

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(f) Compliance with Tender Offer Rules. Nothing contained herein shall prevent the Company Board or Parent Board, as applicable, or any committee thereof from disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the party determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board, or the Parent or Parent Board, as applicable (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board, or the Parent or Parent Board, as applicable, or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change or Parent Adverse Recommendation Change, as applicable, unless the Company Board or Parent Board as applicable expressly and publicly reaffirms the Company Board Recommendation or Parent Board Recommendation, as applicable, in such disclosure.

Section 5.05        Preparation of Proxy Statement and Form S-4 Amendment.

(a) Proxy Statement and Form S-4 Amendment. In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4 Amendment (which shall include the Proxy Statement). The Company and Parent shall each use its reasonable best efforts to: (i) cause the Form S-4 Amendment to be declared effective under the Securities Act as promptly as practicable after its filing; (ii) ensure that the Form S-4 Amendment complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act; and (iii) keep the Form S-4 Amendment effective for so long as necessary to complete the Merger. Parent shall notify the Company promptly of the time when the Form S-4 Amendment has become effective or any supplement or amendment to the Form S-4 Amendment has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each of Parent and the Company shall use its reasonable best efforts to: (A) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Form S-4 Amendment is declared effective under the Securities Act, and (B) ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the issuance of Parent Stock in the Merger, and the Company shall furnish to Parent all information concerning the Company as may be reasonably requested in connection with any such actions.

(b) Furnishing of Information. Parent and the Company shall furnish to the other party all information concerning such Person and its Affiliates required by the Securities Act or the Exchange Act to be set forth in the Form S-4 Amendment or the Proxy Statement. Each of Parent and the Company shall promptly correct any information provided by it for use in the Form S-4 Amendment or the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. Each of Parent and the Company shall take all steps necessary to amend or supplement the Form S-4 Amendment or the Proxy Statement, as applicable, and to cause the Form S-4 Amendment or Proxy Statement, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable Law.

(c) SEC Comments. Parent and the Company shall promptly provide the other party and their counsel with any comments or other communications, whether written or oral, that Parent or the Company, or their counsel may receive from the SEC or its staff with respect to the Form S-4 Amendment or the Proxy Statement promptly after the receipt of such comments. Prior to the filing of the Form S-4 Amendment or the Proxy Statement with the SEC (including in each case any amendment or supplement thereto, except with respect to any amendments filed in connection with a Company Adverse Recommendation Change or Parent Adverse Recommendation Change or in connection with any disclosures made in compliance with Section 5.04) or the dissemination thereof to the holders of Company Common Stock or Parent Common Stock, or responding to any comments of the SEC with respect to the Form S-4 Amendment or Proxy Statement, each of Parent and the Company shall provide the other party and their counsel a reasonable opportunity to review and comment on such Form S-4 Amendment, Proxy Statement, or response (including the proposed final version thereof), and each of Parent and the Company shall give reasonable and good faith consideration to any comments made by the other party or their counsel.

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Section 5.06 Company Stockholders Meeting. The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the Form S-4 Amendment is declared effective, and, in connection therewith, the Company shall mail the Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to: (a) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (b) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall keep Parent updated with respect to proxy solicitation results as requested by Parent. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than: (i) in order to obtain a quorum of its stockholders; or (ii) as reasonably determined by the Company to comply with applicable Law). The Company shall use its reasonable best efforts to hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement. If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Company Common Stock at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.

Section 5.07 Notices of Certain Events. Subject to applicable Law, the Company shall notify Parent, and Parent shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (c) any Legal Action commenced, or to such party’s Knowledge, threatened against, relating to, or involving or otherwise affecting such party of any of its Subsidiaries, which relate to the transactions contemplated by this Agreement; and (d) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in ARTICLE VI of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 5.07 or the failure of any condition set forth in ARTICLE VI to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE VI to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 5.07 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 5.08 Employees; Benefit Plans.

(a) Comparable Salary and Benefits. During the period commencing at the Effective Time and ending on the date which is twelve months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), and to the extent consistent with the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, substantially comparable to the annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the Company and its Subsidiaries on the date of this Agreement.

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(b) Crediting Service. With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding any retiree health plans or programs maintained by Parent or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries, and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, and subject to the terms of the governing plan documents, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan.

(c) Termination of Benefit Plans. Effective no later than the day immediately preceding the Closing Date, the Company shall terminate any Company Employee Plans maintained by the Company or its Subsidiaries that Parent has requested to be terminated by providing a written notice to the Company at least 30 days prior to the Closing Date; provided, that such Company Employee Plans can be terminated in accordance with their terms and applicable Law without any adverse consequences with respect to any Company ERISA Affiliate. No later than the day immediately preceding the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plans have been terminated.

(d) Employees Not Third-Party Beneficiaries. This Section 5.08 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.08, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.08. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.08 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(e) Prior Written Consent. With respect to matters described in this Section 5.08, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 5.09 Directors’ and Officers’ Indemnification and Insurance.

(a) Indemnification. Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.09(a) of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of the Company as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

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(b) Insurance. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 300 percent of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.10(b) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.

(c) Survival. The obligations of Parent and the Surviving Corporation under this Section 5.09 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.09 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.09 applies shall be third party beneficiaries of this Section 5.09, each of whom may enforce the provisions of this Section 5.09).

(d) Assumption by Successors and Assigns; No Release or Waiver. In the event Parent, the Surviving Corporation, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.09. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.09 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.10 Reasonable Best Efforts.

(a) Governmental and Other Third-Party Approvals; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.10), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

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(b) No Divestitures; Other Limitations. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.

Section 5.11 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits; provided, in each such case, that the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.11 shall not apply to any release, statement, announcement, or other disclosure made with respect to: (i) in the case of the Company, a Company Adverse Recommendation Change issued or made in compliance with Section 5.04, (ii) in the case of the Parent, a Parent Adverse Recommendation Change issued or made in compliance with Section 5.04; (iii) any other disclosures issued or made in compliance with Section 5.04; or (iv) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.11.

Section 5.12 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board on the one hand, and Parent and the Parent Board on the other hand, shall use reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

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Section 5.13 Section 16 Matters. Prior to the Effective Time, the Company, Parent, and Merger Sub shall each take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act:

(a) any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time; and

(b) any acquisitions of Parent Common Stock (including derivative securities with respect to such shares) that are treated as acquisitions under such rule and result from the transactions contemplated by this Agreement by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent immediately after the Effective Time.

Section 5.14 Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced, or to the Company’s Knowledge threatened, against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such Legal Action. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation, (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

Section 5.15 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.16 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VI
Conditions

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b) Listing. The shares of Parent Common Stock issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on OTC, subject to official notice of issuance.

(c) Form S-4 Amendment. The Form S-4 Amendment shall have become effective under the Securities Act and shall not be the subject of any stop order.

(d) No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement.

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(e) Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01 of the Company Disclosure Letter and Section 6.01 of the Parent Disclosure Letter and required to consummate the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect.

Section 6.02 Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02, Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.05(b) and Section 3.10) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, in which case as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02 shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, in which case as of that date); and (iii) the representations and warranties contained in Section 3.01(a), Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.05(b), and Section 3.10 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, in which case as of that date).

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent (other than in Section 4.01(a), Section 4.02, Section 4.03(a), Section 4.03(b), Section 4.03(d), Section 4.05, and Section 4.08,) set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, in which case as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) the representations and warranties of Parent contained in Section 4.02(a) will be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, in which case as of that date); and (iii) the representations and warranties contained in Section 4.01(a), Section 4.03(a), Section 4.03(b), Section 4.03(d), Section 4.05, and Section 4.08 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, in which case as of that date).

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(b) Performance of Covenants. Parent shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(d) Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a), Section 6.03(b), and Section 6.03(c).

ARTICLE VII
Termination, Amendment, and Waiver

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote):

(a) if the Merger has not been consummated on or before September 30, 2026;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 7.03 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a) if the Parent Board authorizes Parent, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof, to enter into an Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that Parent shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, Parent substantially concurrently enters into such Acquisition Agreement;

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(b) if: (i) a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (ii) the Company shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 5.04 or Section 5.06; or

(c) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, such breach is incapable of being cured or, if capable of being cured, shall not have been cured prior to 30 days after written notice thereof is given by Parent to the Company; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(c) if Parent is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied.

Section 7.04 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a) if prior to the closing of the Merger, the Company Board authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof, to enter into an Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, the Company substantially concurrently enters into such Acquisition Agreement; or

(b) if: (i) a Parent Adverse Recommendation Change shall have occurred or Parent shall have approved or adopted, or recommended the approval or adoption of, any Parent Acquisition Agreement; or (ii) Parent shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 5.04; or

(c) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Parent set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured or, if capable of being cured, shall not have been cured prior to 30 days after written notice thereof is given by the Company to Parent; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(c) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.02(a) or Section 6.02(b) not to be satisfied.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability or obligation on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties hereto, except that: (a) Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article) shall survive termination of this Agreement and remain in full force and effect; and (b) no such termination shall relieve any party from any liabilities or damages arising out of its deliberate fraud or its willful and material breach of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

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Section 7.06 Fees and Expenses Following Termination.

(a) If this Agreement is terminated by: (i) Parent pursuant to Section 7.03(b), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two Business Days after such termination, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement, or (ii) the Company pursuant to Section 7.04(b), then Parent shall pay to the Company (by wire transfer of immediately available funds), within two Business Days after such termination, the Company’s Expenses actually incurred by the Company on or prior to the termination of this Agreement;

(b) If this Agreement is terminated by: (i) the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement, or (ii) Parent pursuant to Section 7.03(a), then Parent shall pay to the Company (by wire transfer of immediately available funds), at or prior to such termination, the Company’s Expenses actually incurred by the Company on or prior to the termination of this Agreement; and

(c) If this Agreement is terminated: (i) by Parent pursuant to Section 7.03(c), or (ii) by the Company or Parent pursuant to Section 7.02(c) hereof; and in the case of clauses (i) and (ii) immediately above: (1) prior to such termination (in the case of termination pursuant Section 7.03(c)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 7.02(c)), a Company Takeover Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn and (2) within 12 months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Company Takeover Proposal, or consummated any Company Takeover Proposal (in each case, whether or not such Company Takeover Proposal is the same as the original Company Takeover Proposal made, communicated, or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to 20% shall be deemed to be references to “50%” instead). If a Person (other than Parent) makes a Company Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within 12 months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Company Takeover Proposal that is publicly disclosed, such initial Company Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of this Section 7.06(c).

(d) If this Agreement is terminated by the Company pursuant to Section 7.04(c) hereof and (1) prior to such termination (in the case of termination pursuant to Section 7.04(c)), a Parent Takeover Proposal shall have been publicly disclosed or otherwise made or communicated to Parent or the Parent Board, and not withdrawn and (2) within 12 months following the date of such termination of this Agreement Parent shall have entered into a definitive agreement with respect to any Parent Takeover Proposal, or consummated any Parent Takeover Proposal (in each case whether or not such Parent Takeover Proposal is the same as the original Parent Takeover Proposal made, communicated, or publicly disclosed), then in any such event Parent shall pay to the Company (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Company’s Expenses actually incurred by the Company on or prior to the termination of this Agreement (it being understood for all purposes of this Section 7.06(d), all references in the definition of Takeover Proposal to 20% shall be deemed to be references to “50%” instead).

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(e) The parties acknowledge and hereby agree that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. If the Company, on the one hand, or Parent, on the other hand, shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, the other party makes a claim against the non-paying party that results in a judgment, the non-paying party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that the right to receive the Company Expenses, and/or any Parent Expenses under this Agreement shall not limit or otherwise affect any party’s right to specific performance as provided in Section 8.13.

(f) Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII
Miscellaneous

Section 8.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Business Day” means any day, other than Saturday, Sunday, or any day on which SEC or banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.

“Charter Documents” means: (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

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“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Company Adverse Recommendation Change” means the Company Board: (a) withholding, withdrawing, amending, modifying, or materially qualifying, or publicly proposing to withhold, withdraw, amend, modify, or materially qualify, or fail to make, in each case in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is disseminated to the Company’s stockholders; (c) adopting, approving, endorsing, declaring advisable, or recommending, or publicly proposing to adopt, approve, endorse, declare advisable, or recommend, a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer; or (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal.

“Company Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement.

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions, including any tariffs or trade wars; (ii) the execution and delivery, announcement, or pendency (or consummation) of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement, pendency or consummation of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, terrorism, or military actions, or the escalation thereof; (v) natural disasters, weather conditions, epidemics, pandemics, disease outbreaks (including the COVID-19 virus) or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

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“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval database of the SEC.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement and Form S-4 Amendment, the filing of any required notices in connection with regulatory approvals, and all other matters related to the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement.

“GAAP” means United States generally accepted accounting principles.

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.

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“Intervening Event” means with respect to Parent or the Company, as applicable, any material event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that was not known to, nor reasonably foreseeable by, any member of such party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the Company Common Stock or Parent Common Stock; or (c) the mere fact, in and of itself, that the Company or Parent, as applicable, meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof; (provided, however, that the exceptions to this clause contained in (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).

“Knowledge” means the actual knowledge of the chief executive officer, president, chief financial officer, controller, treasurer, vice president, or corporate secretary, after reasonable inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or similar legal proceedings conducted or heard by or before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“MHPAEA” means the Paul Wellstone and Pete Domenici Mental Health Parity and Addiction Equity Act of 2008, as amended.

“OTC” means the OTCQB Market.

“Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.

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“Parent Adverse Recommendation Change” means the Parent Board: (a) withholding, withdrawing, amending, modifying, or materially qualifying, or publicly proposing to withhold, withdraw, amend, modify, or materially qualify, or fail to make, in each case in a manner adverse to the Company, the Parent Board Recommendation; (b) failing to include the Parent Board Recommendation in the Proxy Statement that is disseminated to the Parent’s stockholders; (c) adopting, approving, endorsing, declaring advisable, or recommending, or publicly proposing to adopt, approve, endorse, declare advisable, or recommend, a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Parent Common Stock within ten Business Days after the commencement of such offer; or (e) failing to reaffirm (publicly, if so requested by the Company) the Parent Board Recommendation within ten Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by Parent or the Person making such Takeover Proposal.

“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by Parent to the Company concurrently with the execution of this Agreement.

“Parent Material Adverse Effect” means any Effect that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition (financial or otherwise), or assets of Parent and its Subsidiaries, taken as a whole; or (b) the ability of Parent to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Parent Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions, including any tariffs or trade wars; (ii) the announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Parent and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement, or pendency or consummation of this Agreement ; (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) any outbreak or escalation of war or any act of terrorism, (v) natural disasters, , weather conditions, epidemics, pandemics, disease outbreaks (including the COVID-19 virus), or other force majeure events; (vi) general conditions in the industry in which Parent and its Subsidiaries operate; (vii) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of Parent’s securities or in its credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with the Company’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, compared to other participants in the industries in which Parent and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred).

“Parent Stock Option” means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

“Parent Warrants” means 68,750 warrants to purchase Parent Common Stock for an exercise price of $4.50 per share, and otherwise pursuant to the terms set forth in the Parent SEC Documents.

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“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” means collectively, with respect to any Person, such Person’s and such Person’s Subsidiaries’ directors, officers, Affiliates, employees, investment bankers, attorneys, accountants, consultants, brokers, or other agents, advisors, or authorized representative of such Person.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder).

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach in any material respect of Section 5.04 with respect to the applicable party or its Subsidiaries (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that such party’s board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable from a financial point of view to the holders of such party’s common stock than the transactions contemplated by this Agreement, in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Merger proposed by the other party during the Superior Proposal Notice Period set forth in Section 5.04(d).

“Takeover Proposal” means with respect to the Company or Parent, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of such party hereto or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of such party and its Subsidiaries’ consolidated assets or to which 20% or more of such party’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of such party hereto or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of such party and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of such party hereto; (d) merger, consolidation, other business combination, or similar transaction involving such party hereto or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of such party and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such party hereto or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of such party and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

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“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

Section 8.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent shall mean posted to the electronic data room established in respect to the Merger at least two Business Days prior to the date of this Agreement.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

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Section 8.04 Governing Law. This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Colorado.

Section 8.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State of Colorado, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Colorado. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.06.

Section 8.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Lifeloc Technologies, Inc. 12441 West 49TH Ave Unit #4 Wheat Ridge, CO, 80033 Attention: Wayne Willkomm, PhD, CEO Email: waynew@lifeloc.com
If to the Company, to:	Electronic Systems Technology, Inc. 415 N. Roosevelt St., STE B1 Kennewick, WA 99336 Attention: Daniel M. Tolley Email: tolley@esteem.com

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Section 8.08 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) the rights of holders of Company Common Stock to receive the Merger Consideration, (b) the rights of holders of Company Stock Options to receive the consideration set forth in Section 2.06, and (c) the rights of the Indemnified Parties as set forth in Section 5.09.

Section 8.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent), which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 8.12 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of Parent’s obligation to consummate the Merger survive any termination of this Agreement.

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(b) Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Electronic Systems Technology, Inc.

By /s/ Dan Tolley Name: Dan Tolley Title: President

Lifeloc Technologies, Inc.

By /s/ Wayne Willkomm Name: Wayne Willkomm Title: Chief Executive Officer

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ANNEX B
DISSENTERS’ RIGHTS STATUTE

Chapter 23B.13 RCW

DISSENTERS' RIGHTS

Sections

23B.13.010 Definitions.

23B.13.020 Right to dissent.

23B.13.030 Dissent by nominees and beneficial owners.

23B.13.200 Notice of dissenters' rights.

23B.13.210 Notice of intent to demand payment.

23B.13.220 Dissenters' rights—Notice.

23B.13.230 Duty to demand payment.

23B.13.240 Share restrictions.

23B.13.250 Payment.

23B.13.260 Failure to take corporate action.

23B.13.270 After-acquired shares.

23B.13.280 Procedure if shareholder dissatisfied with payment or offer.

23B.13.300 Court action.

23B.13.310 Court costs and counsel fees.

RCW 23B.13.010

Definitions.

As used in this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

RCW 23B.13.020

Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11A.040 or the articles of incorporation, or would be required but for the provisions of RCW 23B.11A.045, and the shareholder is, or but for the provisions of RCW 23B.11A.045 would be, entitled to vote on the merger, except that the right to dissent will not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (ii) if the corporation is a subsidiary and the merger is governed by RCW 23B.11A.050;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale, lease, exchange, or other disposition, which has become effective, of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale, lease, exchange, or other disposition, including a disposition in dissolution, but not including a disposition pursuant to court order or a disposition for cash pursuant to a plan by which all or substantially all of the net proceeds of the disposition will be distributed to the shareholders within one year after the date of the disposition;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120;

(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion; or

(h) Consummation of a conversion of the corporation to another entity which is not a foreign corporation pursuant to RCW 23B.09.010.

(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030

Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder delivers to the corporation the record shareholder's executed written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200

Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(2) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 would be submitted for approval by a vote at a shareholders' meeting but for the provisions of RCW 23B.11A.045, the offer made pursuant to RCW 23B.11A.045 must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(3) If corporate action creating dissenters' rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

RCW 23B.13.210

Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 does not require shareholder approval pursuant to RCW 23B.11A.045, a shareholder who wishes to assert dissenters' rights with respect to any class or series of shares:

(a) Shall deliver to the corporation before the shares are purchased pursuant to the offer under RCW 23B.11A.045 written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed corporate action is effected; and

(b) Shall not tender, or cause to be tendered, any shares of such class or series in response to such offer.

(3) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters' rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(4) A shareholder who does not satisfy the requirements of subsection (1), (2), or (3) of this section is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.220

Dissenters' rights—Notice.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is approved at a shareholders' meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (6) of this section.

(2) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.11A.045, the corporation shall within 10 days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(2) a notice in compliance with subsection (6) of this section.

(3) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(3) shall comply with subsection (6) of this section.

(4) In the case of proposed corporate action creating dissenters' rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (6) of this section.

(5) In the case of proposed corporate action creating dissenters' rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (6) of this section.

(6) Any notice under subsection (1), (2), (3), (4), or (5) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), (4), or (5) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

RCW 23B.13.230

Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(6)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.240

Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250

Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

RCW 23B.13.260

Failure to take corporate action.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must deliver a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270

After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall deliver with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

RCW 23B.13.280

Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

RCW 23B.13.300

Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

RCW 23B.13.310

Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

ANNEX C – PROXY CARD

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/ELST
Use the Internet to vote your proxy until 11:59 p.m. (ET) on February 6, 2026.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on February 6, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommend a Vote FOR Item 1.

2. To transact such other business as may properly come before the Special Meeting or any adjournments, postponements, or reschedulings thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Electronic Systems Technology, Inc.

SPECIAL MEETING OF STOCKHOLDERS

Monday, February 9, 2026
9:00 a.m. PST

Electronic Systems Technology, Inc.
415 N. Roosevelt St. Bldg. B-1
Kennewick, WA 99336

Electronic Systems Technology, Inc.
415 N. Roosevelt St. Bldg. B-1
Kennewick, WA 99336

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 9, 2026.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Item 1.

The undersigned shareholder of Electronic Systems Technology, Inc. ("ELST") hereby appoints Michael W. Eller, with full power of substitution, as proxy and attorney-in-fact to represent and vote all shares of ELST common stock held of record by the undersigned at the close of business on December 11, 2025, at the Special Meeting of Shareholders to be held on February 9, 2026, at 415 N. Roosevelt St, Bldg. B-1, Kennewick, Washington, and at any adjournments, postponements, or reschedulings thereof, on the matters described below and in the discretion of the proxy holder on any other matters properly brought before the meeting.

See reverse for voting instructions.